                                                                    EXHIBIT 4.07

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of February 2, 2000 (the "Agreement Date") by and among At Home Corporation, a Delaware corporation ("Excite@Home"), Grisham Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Excite@Home ("Sub"), Kendara, Inc., a Delaware corporation ("Kendara"), and Timothy M. Haley, the representative of the stockholders of Kendara (the "Representative").

                                   Recitals

     A. The parties intend that, Kendara will be merged with and into Sub in a forward triangular merger, with Sub to be the surviving corporation (the "Merger"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

     B. The Boards of Directors of Excite@Home, Sub and Kendara have determined that the Merger is in the best interests of their respective companies and stockholders, have approved the Merger and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

     C. Concurrently with the execution and delivery of this Agreement, the founding stockholders of Kendara listed on the List of Founders (collectively, the "Kendara Founders" and each individually, a "Kendara Founder") attached hereto as Exhibit A will execute and deliver to Excite@Home an Investment Representation Letter in the form and substance of Exhibit B attached hereto,
                                                   ---------
under which each such Kendara Founder will provide certain representations and warranties to Excite@Home, and will agree to irrevocably vote all shares of Kendara capital stock owned by such Kendara Founder in favor of the Merger and the transactions contemplated by the Merger (the "Investment Representation Letter").

     D. Immediately prior to the Effective Time (as defined in Section 1.8) of the Merger, all shares of Kendara Preferred Stock (as defined in Section 1.15) outstanding as of immediately prior to the Effective Time will convert into shares of Kendara Common Stock (as defined in Section 1.11) at the then applicable conversion ratio defined in the Certificate of Incorporation of Kendara, as amended to date.

     E. Upon the Effective Time of the Merger, and subject to the terms and conditions hereof, (i) the shares of capital stock of Kendara that are outstanding immediately prior to the effectiveness of the Merger will be converted into shares of the Series A Common Stock of Excite@Home, Series B Non-Voting Convertible Preferred Stock of Excite@Home and Series C Non-Voting Convertible Preferred Stock of Excite@Home, (ii) options, warrants and other rights to purchase Kendara capital stock that are outstanding immediately prior to the effectiveness of the Merger will be converted into options, warrants and other rights to purchase Series A

Common Stock of Excite@Home, and (iii) Kendara will be merged with and into Sub, in each case, as provided in this Agreement.

     Now, therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              Certain Definitions

     As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "Common Stock Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Kendara Common Stock Amount Per Share by (b) the Excite@Home Average Price Per Share.

     1.2 "Excite@Home Ancillary Agreements" means, collectively, each certificate to be delivered by Excite@Home or an officer or officers of Excite@Home at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Excite@Home is to enter into as a party thereto pursuant to this Agreement.

     1.3  "Excite@Home Average Price Per Share" means $38.65.

     1.4 "Excite@Home Common Stock" means Excite@Home Series A Common Stock, par value $0.01 per share.

     1.5 "Excite@Home Series B Preferred Stock" means Excite@Home Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share, having the rights, preferences, limitations and terms set forth in the Certificate of Designation substantially in the form attached hereto as Exhibit C (the "Series
                                                         ---------
B Certificate of Designation").

     1.6 "Excite@Home Series C Preferred Stock" means Excite@Home Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share, having the rights, preferences, limitations and terms set forth in the Certificate of Designation substantially in the form attached hereto as Exhibit D (the "Series
                                                         ---------
C Certificate of Designation" and, together with the Series B Certificate of Designation, the "Certificates of Designation").

     1.7 "Excite@Home Preferred Stock" means Excite@Home Series B Preferred Stock and Excite@Home Series C Preferred Stock.

     1.8 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the State of Delaware as a result of the filing with the Delaware Secretary of State of a Certificate of Merger in substantially the form attached hereto as Exhibit E (the "Certificate of
                                          ---------
Merger") and any required related certificates pursuant to, and in conformity with, the requirements of Section 251 of the Delaware General Corporation Law ("Delaware Law").

     1.9 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind in respect of such asset.

     1.10 "Kendara Ancillary Agreements" means, collectively, the Certificate of Merger, each certificate to be delivered by Kendara or an officer or officers of Kendara at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Kendara is to enter into as a party thereto pursuant to this Agreement.

     1.11 "Kendara Common Stock" means common stock, $0.0001 par value per share, of Kendara.

     1.12 "Kendara Common Stock Amount Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Total Merger Consideration by (b) the Kendara Fully Diluted Share Number.

     1.13 "Kendara Fully Diluted Share Number" means the aggregate number of shares of Kendara Common Stock, Kendara Preferred Stock, Kendara Options and Kendara Warrants (each, on a fully exercised and converted to Common Stock basis) that are issued and outstanding immediately prior to the Effective Time; provided that the shares of Kendara Common Stock issuable upon the exercise of the Permitted Non-Dilutive Options shall not be included in this aggregate number of shares.

     1.14 "Kendara Options" shall have the meaning given in Section 2.3 of this Agreement.

     1.15 "Kendara Preferred Stock" means Series A Preferred Stock, $0.0001 par value per share, of Kendara.

     1.16 "Kendara Stockholders" means the record holders of issued and outstanding Kendara Common Stock and Kendara Preferred Stock immediately prior to the Effective Time of the Merger.

     1.17 "Kendara Warrants" shall have the meaning given in Section 2.4 of this Agreement.

     1.18 "knowledge," when used with reference to (a) an individual, means the actual knowledge after reasonable inquiry of such individual, or (b) a person that is not an individual, means the collective actual knowledge of the officers and directors of such party, after reasonable inquiry of the employees (including, for Kendara, Brian Wilson) and agents of such party.

     1.19 "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

     1.20 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that in no event shall a change in the price of the publicly traded stock of Excite@Home constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Excite@Home; provided further, that in no event shall (a) conditions affecting the industry generally in which Kendara operates or the U.S. economy as a whole; (b) continuing losses of Kendara, provided, that such losses do not materially increase between the Agreement Date and the Closing; (c) any effect on Kendara directly resulting from actions not taken by Kendara pursuant to
Section 5.3 due to prior written consent not being provided by Excite@Home following a written request from Kendara to Excite@Home to undertake such actions; or (d) any effect on Kendara resulting from the announcement of the Merger, constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Kendara.

     1.21 "Permitted Non-Dilutive Options" means the sum of (a) options granted to employees hired by Kendara after December 20, 1999 to acquire an aggregate of 210,509 shares of Kendara Common Stock granted by Kendara before the Agreement Date, and (b) options to employees of Kendara hired between the Agreement Date and the Closing to acquire an aggregate of 289,491 shares of Kendara Common Stock granted by Kendara after the Agreement Date; provided that the vesting of such options does not accelerate in connection with the Merger or any of the other transactions contemplated hereby, such options vest over a four-year period, with not more than twenty-five percent in the first year and 2 1/12% each full calendar month thereafter, the exercise price of such option is not less than the fair market value of Kendara Common Stock on the date of grant, and the number of shares subject to such option is consistent with the past practice of Kendara; provided further that in the case of clause (b) such options are granted only with the prior written consent of Excite@Home.

     1.22 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.23 "Sub Ancillary Agreements" means, collectively, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to
Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

     1.24  "Termination Date" means February 29, 2000.

     1.25   "Total Merger Consideration" means $120,000,000.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                   ARTICLE 2
                            Plan of Reorganization

     2.1   Conversion of Shares.
           --------------------

        2.1.1  Conversion of Sub Stock.  At the Effective Time, each share of
               -----------------------
Sub common stock that is issued and outstanding immediately prior to the Effective Time will continue after the Effective Time to be an identical outstanding share of the Surviving Corporation (as defined below).

       2.1.2   Conversion of Kendara Common Stock.  Subject to the terms and
               ----------------------------------
conditions of this Agreement, at the Effective Time, each share of Kendara Common Stock held by a Kendara Stockholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Excite@Home Common Stock that is equal to the Common Stock Conversion Number; provided, however, that (i) ten percent of the shares of Kendara Common Stock held by the Kendara Stockholders (other than the Kendara Founders) will be converted into and represent the right to receive, in proportion to each such stockholder's interest, the number of shares of Excite@Home Series B Preferred Stock that is equal to the product obtained by multiplying (a) each share included in such ten percent of Kendara Common Stock by (b) the quotient obtained by dividing the Common Stock Conversion Number by 1,000; (ii) twenty percent of Kendara Common Stock (other than Unvested Kendara Shares, as defined in Section 2.1.5) held by the Kendara Founders will be converted into and represent the right to receive, in proportion to each such founder's interest, the number of shares of Excite@Home Series B Preferred Stock that is equal to the product obtained by multiplying (a) each share included in such twenty percent of Kendara Common Stock by (b) the quotient obtained by dividing the Common Stock Conversion Number by 1,000, and (iii) each Unvested Kendara Share held by a Kendara Founder will be converted into and represent the right to receive the number of Excite@Home Series C Preferred Stock that is equal to the quotient obtained by dividing the Common Stock Conversion Number by 1,000. The preceding provisions of this Section 2.1.2 are subject to the provisions of Section 2.1.3 (regarding rights of holders of Dissenting Shares),
Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares).

       2.1.3   Dissenting Shares.  Holders of shares of Kendara Common Stock who
               -----------------
have complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in Section 262 of Delaware Law, shall be entitled to their rights under the Delaware Law with respect to such shares ("Dissenting Shares").

       2.1.4   Fractional Shares.  No fractional shares of Excite@Home Common
               -----------------
Stock will be issued in connection with the Merger. In lieu thereof, each holder of Kendara Common Stock who would otherwise be entitled to receive a fraction of a share of Excite@Home Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of Excite@Home

Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from Excite@Home, upon surrender of such holder's Kendara Certificates pursuant to Article 7 hereof, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the Excite@Home Average Price Per Share by (b) the fraction of a share of Excite@Home Common Stock that such holder would otherwise have been entitled to receive. Excite@Home Preferred Stock will be issued in fractional shares to the extent conversion of Kendara Common Stock into Excite@Home Preferred Stock pursuant to
Section 2.1.2 results in the need to issue fractional shares of Excite@Home Preferred Stock.

       2.1.5   Continuation of Vesting and Repurchase Rights.  If any shares of
               ---------------------------------------------
Kendara Common Stock (other than shares of Kendara Common Stock held by the individuals listed on Schedule 2.1.5 ("Advisor Unvested Kendara Shares")) outstanding immediately prior to the Effective Time are at the Effective Time unvested or are subject to a repurchase option (other than a right of first refusal) or any other condition providing that such shares may be forfeited to Kendara upon any termination of the stockholder's employment, directorship or other relationship with Kendara (and/or any affiliate of Kendara) under the terms of any restricted stock purchase agreement, stock option agreement (including any stock option agreement under the Kendara Plan (as defined below)) or other agreement with Kendara ("Unvested Kendara Shares"), then such repurchase option or other condition shall be assigned to Excite@Home and the shares of Excite@Home Common Stock or Excite@Home Series C Preferred Stock, as the case may be, issued upon the conversion of such Unvested Kendara Shares in the Merger will continue to be unvested and will continue to be subject to the same repurchase options or conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time; and such repurchase options relating to Advisor Unvested Kendara Shares shall not be assigned to Excite@Home and the shares of Excite@Home Common Stock or Excite@Home Series C Preferred Stock, as the case may be, issued upon conversion of such Advisor Unvested Kendara Shares will be vested but will not be subject to any repurchase options or conditions, as applicable, immediately following
the Effective Time.   If shares of Kendara Common Stock held by a Kendara
Stockholder (other than a Kendara Founder) are Unvested Kendara Shares, ninety percent of such Unvested Kendara Shares shall be converted into Excite@Home Common Stock in accordance with Section 2.1.2 and the remaining ten percent shall be converted into Excite@Home Series B Preferred Stock in accordance with
Section 2.1.2, which Excite@Home Series B Preferred Stock shall be Escrow Shares (as defined in Section 2.5); so that as such Unvested Kendara Shares would have vested if not converted, the Excite@Home Common Stock and the Excite@Home Series B Preferred Stock will vest, provided that such Excite@Home Series B Preferred Stock shall remain Escrow Shares. The certificates representing such shares of Excite@Home Common Stock and Excite@Home Preferred Stock shall accordingly be marked with appropriate legends noting such repurchase options or other conditions. Kendara shall take all actions that may be necessary to ensure that, from and after the Effective Time, Excite@Home is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement (other than a right of first refusal).

     2.2  Adjustments for Capital Changes.  Notwithstanding the provisions of
          -------------------------------
Section 2.1, if Excite@Home recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Excite@Home Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Excite@Home Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Excite@Home Common Stock into the same or a different number of shares of other classes or series of Excite@Home stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Excite@Home Common Stock, in shares or securities convertible into shares of Excite@Home Common Stock and/or other Excite@Home equity securities (each, a "Capital Change"), at any time after the Agreement Date and prior to the Effective Time, then the Excite@Home Average Price Per Share and the Common Stock Conversion Number will be proportionally and equitably adjusted.

     2.3  Kendara Options.  At the Effective Time, all outstanding options
          ---------------
(collectively, "Kendara Options") to purchase Kendara Common Stock, including all Kendara Options granted under Kendara's 1999 Stock Plan (the "Kendara Plan") and the Permitted Non-Dilutive Options, will be assumed by Excite@Home and Kendara's repurchase right with respect to any unvested shares of Kendara Common Stock acquired upon the exercise of Kendara Options shall be assigned to Excite@Home. Each Kendara Option so assumed by Excite@Home shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Excite@Home Common Stock, determined by multiplying (a) the number of shares of Kendara Common Stock subject to such Kendara Option at the Effective Time by (b) the Common Stock Conversion Number, and the exercise price per share for each such assumed Option will equal the exercise price of the Kendara Option immediately prior to the Effective Time divided by the Common Stock Conversion Number. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Excite@Home Common Stock subject to such option will be rounded down to the nearest whole number and the exercise price of such option will be rounded up to the nearest cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422A of the Code, if applicable, and all other terms of the Kendara Options will otherwise be unchanged. Continuous employment with Kendara will be credited to an optionee for purposes of determining the number of shares that are vested after the Effective Time. Excite@Home will cause the Excite@Home Common Stock issued upon exercise of the assumed Kendara Options to be registered on Form S-8 of the Securities and Exchange Commission ("SEC") as soon as is practicable after the Effective Time (but no later than fifteen whole business days after the Effective Time), and will exercise reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such assumed Kendara Options remain outstanding and will reserve a sufficient number of shares of Excite@Home Common Stock for issuance upon exercise thereof. Excite@Home will administer the Kendara Plan assumed pursuant to this Section 2.3 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     2.4  Kendara Warrants.  At the Effective Time, all then outstanding
          ----------------
warrants, exchangeable or convertible securities or rights to purchase or otherwise acquire, that are exercisable or convertible, ultimately or potentially, into any Kendara Common Stock (each, a "Kendara Warrant") shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Excite@Home and converted into a warrant or like security (each, a "Excite@Home Warrant") to purchase that number of shares of Excite@Home Common Stock determined by multiplying (a) the number of shares of Kendara Common Stock that are subject to such Kendara Warrant immediately prior to the Effective Time by (b) the Common Stock Conversion Number, at an exercise price per share of such Excite@Home Common Stock equal to the exercise price per share of Kendara Common Stock that was in effect for such Kendara Warrant immediately prior to the Effective Time divided by the Common Stock Conversion Number. If the foregoing calculation would result in an assumed Kendara Warrant being exercisable (a) for a fraction of a share of Excite@Home Common Stock, then the number of shares of Excite@Home Common Stock subject to such Excite@Home Warrant will be rounded down to the nearest whole number of shares of Excite@Home Common Stock, or (b) for a fraction of a cent, then the exercise price of such Kendara Warrant will be rounded up to the nearest cent. The exercisability period and other terms and conditions of the Kendara Warrants will remain unchanged.

     2.5  Escrow of Shares.  At the Effective Time, Excite@Home will withhold
          ----------------
from the shares of Excite@Home Common Stock, Excite@Home Series B Preferred Stock and Excite@Home Series C Preferred Stock to be issued to Kendara Stockholders in the Merger upon conversion of their Kendara Common Stock pursuant to Section 2.1.2 above, all of the shares of Excite@Home Series B Preferred Stock and the Escrow Excite@Home Series C Preferred Stock (as defined below) issued to such Kendara Stockholders pursuant to Section 2.1.2 (such withheld shares of Excite@Home Preferred Stock and any shares of Excite@Home capital stock or other securities into which such shares of Excite@Home Preferred Stock are converted or exchanged and any dividends or distributions received in respect of such shares of Excite@Home Preferred Stock or other stock or securities to which such shares of Excite@Home Preferred Stock are converted or exchanged, being hereinafter referred to as the "Escrow Shares"), and will hold the certificates representing such Escrow Shares as security for the Kendara Stockholders' indemnification obligations for Damages (as defined in
Section 11.2) under Article 11 hereof. The Escrow Shares will be represented by a certificate or certificates issued in the names of each Kendara Stockholder in proportion to each such stockholder's interest therein and will be held by Excite@Home, subject to the terms and conditions of Article 11 hereof, until the Release Date (as defined in Section 11.1 hereof). "Escrow Excite@Home Series C Preferred Stock" shall mean twenty percent of the Excite@Home Series C Preferred Stock issued to Kendara Founders that vest or as to which Kendara's repurchase option lapses on or prior to the first anniversary of the Effective Time pursuant to the terms of an Amended Restricted Stock Purchase Agreement between each Kendara Founder and Kendara in the form and substance attached hereto as Exhibit F.
---------

     2.6  Effects of the Merger.  At and upon the Effective Time of the Merger:
          ---------------------

          (a) the separate existence of Kendara will cease and Kendara will be merged with and into Sub, and Sub will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement and the Certificate of Merger;

          (b) the Certificate of Incorporation of Sub will continue unchanged and be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time;

          (c) the Bylaws of Sub will continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time;

          (d) each share of Kendara Common Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this
Article 2;

          (e) each Kendara Option and Kendara Warrant that is outstanding immediately prior to the Effective Time will be assumed and converted as provided in this Article 2;

          (f) each share of Sub common stock that is outstanding immediately prior to the Effective Time will continue to be an identical share of the Surviving Corporation as provided in Section 2.1.1;

          (g) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

          (h) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

          (i) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.7  Securities Law Issues; Registration Rights.  Excite@Home shall issue
          ------------------------------------------
the shares of Excite@Home Common Stock and Excite@Home Preferred Stock to be issued to the Kendara Stockholders in the Merger pursuant to Section 2.1.2 and to be issuable to holders of Kendara Warrants pursuant to Section 2.4 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. Excite@Home and Kendara shall comply with all applicable provisions of, and rules under, the Securities Act in connection with offering and issuance of shares of Excite@Home Common Stock and Excite@Home Preferred Stock in the Merger. Within fifteen whole business days following the Effective Time, Excite@Home will cause to be filed with the SEC and use commercially reasonable efforts to cause to become effective as soon as practicable, a shelf registration statement on Form S-3 providing for the resale by (i) the Kendara Stockholders of the shares of Excite@Home Common

Stock issued to them in the Merger pursuant to Section 2.1.2 hereof, (ii) the Kendara Stockholders of the shares of Excite@Home Common Stock issued to them as a result of the conversion of the Excite@Home Series C Preferred Stock issued to them in the Merger pursuant to Section 2.1.2 hereof (but not including any shares of Excite@Home Common Stock issued upon the conversion of Excite@Home Series C Preferred Stock that are Escrow Shares pursuant to Section 2.5 hereof), and (iii) the holders of Kendara Warrants of the shares of Excite@Home Common Stock to be issued to them upon exercise of their Excite@Home Warrants into which their Kendara Warrants have converted in the Merger pursuant to Section
2.4 hereof, all pursuant to the terms and conditions of Article 12 hereof.

     2.8  Tax-Free Reorganization; No Representations by Kendara.  The parties
          ------------------------------------------------------
intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(D) of the Code. Each of the parties hereto agrees to cooperate in order to qualify the transaction as a tax free reorganization, and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization. However, Excite@Home makes no representations or warranties to Kendara or to any Kendara Stockholder or other holder of Kendara securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Kendara Stockholder or such holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Kendara and the Kendara Stockholders acknowledge that Kendara and the Kendara Stockholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.9  Further Assurances.  If, at any time before or after the Effective
          ------------------
Time, Excite@Home believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Excite@Home, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
                   Representations and Warranties of Kendara

     Kendara represents and warrants to Excite@Home that, except as set forth in the letter addressed to Excite@Home from Kendara and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Kendara to Excite@Home concurrently with the parties' execution of this Agreement (the "Kendara Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (as defined in Section 7.1 hereof). For all purposes of this Agreement, the statements contained in the Kendara Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Kendara under
Article 3 of this Agreement.

     3.1  Organization and Good Standing.  Kendara is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has continuously been in good standing under the laws of the state of Delaware at all times since its inception. Kendara has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except to the extent that any failure to qualify would not individually or in the aggregate have a Material Adverse Effect. Kendara has delivered to Excite@Home true and correct copies of the currently effective Certificate of Incorporation and Bylaws of Kendara, each as amended to date. Kendara is not in violation of its Certificate of Incorporation or Bylaws.

     3.2  Subsidiaries.  Kendara does not have any subsidiary or any equity or
          ------------
ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Kendara is not obligated to make nor bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          3.3.1  Power and Authority.  Subject to approval by Kendara
                 -------------------
Stockholders, Kendara has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Kendara Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Kendara of this Agreement, each of the Kendara Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by Kendara's Board of Directors, and the Kendara Founders have executed and delivered to Excite@Home Investment Representation Letters agreeing to vote in favor of the Merger and the execution, delivery and performance by Kendara of this Agreement, each of the Kendara Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby.

          3.3.2  No Consents.  Except for approval of the Kendara Stockholders
                 -----------
that may be required by the California Corporations Code and for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related laws) and the securities or antitrust laws of any foreign country, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), is necessary or required to be made or obtained by Kendara to enable Kendara to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Kendara Ancillary Agreements, or to consummate the Merger. The aggregate HSR Assets of Kendara do not, and will not immediately prior to Closing of the Merger, equal or exceed $10,000,000, and there is no person, or group of persons under Common Control, who Control(s) Kendara. To Kendara's knowledge, no Kendara Stockholder holds or will hold immediately prior to the Closing, $10,000,000 or more in assets as calculated under the HSR Act for individuals. For purposes of this Section, the term "HSR Assets" means the total assets (as set forth on the most recent regularly prepared balance sheet) of Kendara, and, to the extent they are not consolidated in such balance sheet, the total assets (as set forth on the most recent regularly prepared balance sheet(s)) of all entities Controlled by Kendara. For the purposes of this Section, the term "Control" or "Controlling" means either: (a) holding beneficial ownership, whether direct or indirect through fiduciaries, agents, controlled entities or other means, of fifty percent or more of the outstanding voting securities of an issuer; or (b) in the case of an entity that has no outstanding voting securities, having the right to fifty percent or more of the profits of the entity, or having the right in the event of dissolution to fifty percent or more of the assets of the entity; or (c) having the contractual power presently to designate fifty percent or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. For the purposes of this Section, "Common Control" means sharing an Ultimate Parent. For the purposes of this Section, "Ultimate Parent" means a person who is not Controlled by any other entity.

          3.3.3  Enforceability.  This Agreement and each of the Kendara
                 --------------
Ancillary Agreements are, or when executed by Kendara will be, valid and binding obligations of Kendara, enforceable against Kendara in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     3.4  Capitalization of Kendara.
          -------------------------

          3.4.1  Outstanding Securities.  The authorized capital stock of
                 ----------------------
Kendara consists entirely of: (a) 24,000,000 shares of Kendara Common Stock, of which a total of 8,179,510 shares are issued and outstanding and (b) 10,000,000 shares of Kendara Preferred Stock, 5,314,816 of which are issued and outstanding. The numbers of issued and outstanding shares of Kendara Common Stock and Kendara Preferred Stock held by each of the Kendara Stockholders are set forth in Schedule 3.4.1(a) to this Agreement. Except as expressly set forth
             -----------------
Schedule 3.4.1(a), no shares of Kendara Common Stock or Kendara Preferred Stock are issued or outstanding. Kendara holds no treasury shares. An aggregate of 2,857,142 shares of Kendara Common Stock are reserved and authorized for issuance pursuant to the Kendara Plan, of which options to purchase a total of 677,632 shares of Kendara Common Stock are outstanding, which number does not include the Permitted Non-Dilutive Options. There are no outstanding Kendara Warrants. Schedule 3.4.1(b) of this Agreement lists for each person who holds
          -----------------
Kendara Options, the name of the holder of each such Kendara Option, the exercise price for each such Kendara Option, the number of shares or other securities covered by each such Kendara Option, and the vesting schedule and the extent each such Kendara Option are vested as of the Agreement Date.

At or prior to the Closing, Kendara shall update Schedule 3.4.1(b) to list each person who holds a Permitted Non-Dilutive Option, the exercise price for each such Option, the number of shares or other securities covered by each such Option, and the vesting schedule. True and complete copies of the standard agreement under the Kendara Plan and each agreement for each Kendara Option that does not conform to the standard agreement under the Kendara Plan have been delivered by Kendara to Excite@Home or its legal counsel, Fenwick & West LLP. The vesting or exercisability (or any other material terms) of any Kendara Option, except as disclosed in the Kendara Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger). No Kendara Options have been granted or are outstanding except under and pursuant to the Kendara Plan.

          3.4.2  Valid Issuance.  As of the Closing Date, there will have been
                 --------------
no change in the authorized or outstanding capital stock of Kendara as represented in Section 3.4.1. All issued and outstanding shares of Kendara Common Stock and Kendara Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Kendara in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Kendara, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments. All shares of Kendara Common Stock subject to issuance under Kendara Options and Kendara Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Kendara Options and Kendara Warrants have been issued and granted in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Kendara, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments.

          3.4.3  No Other Options, Warrants or Rights. Other than is set forth
                 ------------------------------------
in Sections 3.4.1 and 3.4.2 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Kendara's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Kendara's capital stock or obligating Kendara to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement to obtain any shares of Kendara's capital stock, and there is no liability for dividends accrued but unpaid.

          3.4.4  No Voting Arrangements or Registration Rights. Except as
                 ---------------------------------------------
contemplated by this Agreement, there are no voting agreements, voting trusts or proxies applicable to any of Kendara's outstanding capital stock or any Kendara Options or to the conversion of any shares of Kendara's capital stock in the Merger pursuant to any agreement or obligation to which Kendara is a party or, to Kendara's knowledge, pursuant to any other agreement or obligation. Kendara is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

     3.5  No Conflict.  Neither the execution and delivery of this Agreement
          -----------
nor any of the Kendara Ancillary Agreements by Kendara, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Certificate of Incorporation or Bylaws of Kendara as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Kendara or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Kendara is a party or by which Kendara or any of its material assets or properties are bound, except in the case of (b) or (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Kendara or which would not have a material adverse effect on Kendara's ability to consummate the Merger. Neither Kendara's entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Kendara will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and Kendara in effect following the Merger or to provide that Kendara is not in breach or violation of any such agreement following the Merger), other than the approval of this Agreement and the Merger by Kendara Stockholders under Delaware law and California law except where the failure to obtain such consent, release, waiver or approval would not have a Material Adverse Effect on Kendara.

     3.6  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against Kendara (or against any officer, director, employee or agent of Kendara in their capacity as such or relating to their employment, services or relationship with Kendara) before any court, Governmental Authority or arbitrator, nor, to Kendara's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against Kendara. To Kendara's knowledge, there is no basis for any person to assert a claim against Kendara based upon: (a) Kendara's entering into this Agreement or any Kendara Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Kendara Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Kendara or any rights as a Kendara stockholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the rights of the Kendara Stockholders with respect to the Kendara Common Stock shown as being owned by such persons on Schedule 3.4.1(a) hereof and the rights of holders of Kendara Options and Kendara Warrants shown as being owned by such persons on Schedule 3.4.1(b) hereof.

     3.7  Taxes.
          -----

          3.7.1 Kendara has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP (as defined in Section 3.8) on the Balance Sheet (as defined in Section 3.8), has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet and in any more recent balance sheet of Kendara provided by Kendara to Excite@Home on or before the Agreement Date), has made all necessary estimated tax payments, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, and Kendara has provided Excite@Home with true and correct copies of such returns and reports. Kendara is not delinquent in the payment of any tax or in the filing of any tax returns, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Kendara or any of the officers, employees or agents of Kendara in their capacity as such. Kendara has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Kendara, or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Kendara is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes and any penalties or interest determined by such audit to be due from Kendara have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Kendara other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Kendara of any statute of limitations with respect to any taxes or agreed to any extension of time for filing any tax return which has not been filed; and Kendara has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Kendara is not a "personal holding company" within the meaning of the Code. Kendara has not filed any election under Section 341(f) of the Code. Kendara has withheld all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Kendara has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in
Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and Kendara has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

          3.7.2 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Kendara Financial Statements.  Kendara has delivered to Excite@Home
          ----------------------------
as an attachment to the Kendara Disclosure Letter the unaudited consolidated balance sheet of Kendara as of December 31, 1999 and Kendara's unaudited consolidated statements of operations, statements of cash flows and statements of changes in stockholders' equity (or, as applicable, statement of changes in members' interests) for the year ended December 31, 1999 (all such financial statements of Kendara and any notes thereto are hereinafter collectively referred to as the "Kendara Financial Statements"). The Kendara Financial
Statements: (a) are derived from and are in accordance with the books and records of Kendara, (b) fairly present the financial condition of Kendara at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods except for any absence of notes thereto. Kendara has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those (a) shown on Kendara's unaudited balance sheet as of December 31, 1999 included in the Kendara Financial Statements (the "Balance Sheet"), (b) that may have been incurred after December 31, 1999 (the "Balance Sheet Date") in the ordinary course of Kendara's business consistent with its past practices, and (c) that are not material in amount, either individually or collectively, and are not required to be set forth in the Balance Sheet under GAAP. All reserves established by Kendara that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2. Kendara's unaudited balance sheet at the Closing Date shall have a cash balance of equal to or greater than (a) $3,600,000 if the Closing occurs on or prior to February 11, 2000; and (b) $2,600,000 if the closing occurs after February 11, 2000 but on or before the Termination Date. At the Closing Date, Kendara's Current Assets were and will be equal to or greater than its Total Liabilities. For purposes of the preceding sentence, "Current Assets" shall mean cash and other assets expected to be converted into cash within one year, and "Total Liabilities" shall mean probable future sacrifices of economic benefits arising from present obligations of Kendara to transfer assets or provide services to other persons in the future as a result of past transactions.

     3.9  Title to Properties.  Kendara has good and marketable title to all of
          -------------------
its assets and properties (including those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens which in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment and other tangible personal property owned or leased by Kendara or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Kendara is a party are fully effective and afford Kendara peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. Kendara is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Kendara received any notice of violation of law with which it has not complied. Kendara does not own any real property. Item 3.9 to the Kendara Disclosure Letter sets forth a complete and
          --------
accurate list and a brief description of all personal property owned or leased by Kendara with an individual value of $1,000 or greater.

     3.10  Absence of Certain Changes.  Since the Balance Sheet Date, Kendara
           --------------------------
has operated its business in the ordinary course consistent with its past practice, and since such date there has not been with respect to Kendara any:

           (a)  Material Adverse Change in Kendara;

           (b) amendment or change in the Certificate of Incorporation or Bylaws;

           (c) incurrence, creation or assumption by Kendara of (i) any Encumbrance on any of the assets or properties of Kendara, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

           (d) grant or issuance of any options, warrants or other rights to acquire from Kendara, directly or indirectly, except as described in Sections
3.4.1 and 3.4.2 hereof, or any offer, issuance or sale by Kendara of any debt or equity securities of Kendara;

           (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Kendara's capital stock, or any acceleration or release of any right to repurchase shares of Kendara's capital stock upon the stockholder's termination of employment or services with Kendara or pursuant to any right of first refusal;

           (f) payment or discharge by Kendara of any Encumbrance on any asset or property of Kendara, or the payment or discharge of any liability of Kendara, in each case that was not either shown on the Balance Sheet or incurred in the ordinary course of Kendara's business after the Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

           (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Kendara other than a license of any product or products of Kendara made in the ordinary course of Kendara's business consistent with its past practice;

          (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Kendara;

          (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Kendara, or any split, combination or recapitalization of the capital stock of Kendara or any direct or indirect redemption, purchase or other acquisition of any capital stock of Kendara or any change in any rights, preferences, privileges or restrictions of any outstanding security of Kendara;

          (j) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Kendara, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Kendara's business consistent with its past practice and except as contemplated in this Agreement;

          (k) change with respect to the management, supervisory or other key personnel of Kendara;

          (l) obligation or liability incurred by Kendara to any of its officers, directors or stockholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Kendara's business consistent with its past practice;

          (m) making by Kendara of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Kendara or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

          (n) entering into, amendment of, relinquishment, termination or non-renewal by Kendara of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice; or any written or oral indication or assertion by the other party thereto of any material problems with Kendara's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

          (o) material change in the manner in which Kendara extends discounts, credits or warranties to customers or otherwise deals with its customers;

          (p) entering into by Kendara of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Kendara that involves in excess of $25,000 or that is not entered into in the ordinary course of Kendara's business, or the conduct of any business or operations other than in the ordinary course of Kendara's business consistent with its past practice;

           (q) any license, transfer or grant of a right under any Kendara IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Kendara's business consistent with its past practices; or

           (r) any agreement or arrangement made by Kendara to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Kendara set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

     3.11  Contracts and Commitments/Licenses and Permits.  Item 3.11 to the
           ----------------------------------------------   ---------
Kendara Disclosure Letter sets forth a list of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which Kendara is a party or to which Kendara or any of its assets or properties is bound:

           (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Kendara in an aggregate amount of $25,000 or more;

           (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Kendara;

           (c) any contract providing for the development of any software, content (including without limitation textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Kendara, or providing for the purchase or license of any software, content (including without limitation textual content and visual or graphics content), technology or intellectual property to (or for the benefit or use of) Kendara, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by Kendara to be used or incorporated) in connection with any aspect or element of any product, service or technology of Kendara (other than software generally available to the public at a per copy license fee of less than $500 per copy) to the extent necessary for the conduct of the business of Kendara as presently conducted or contemplated or previously contemplated;

           (d) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

           (e) any contract or commitment for or relating to the employment of any officer, employee or consultant of Kendara or any other type of contract or understanding with any officer, employee or consultant of Kendara that is not immediately terminable by Kendara without cost or other liability, except those contemplated in Section 9.11 of this Agreement;

           (f) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

           (g) any lease or other agreement under which Kendara is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

           (h) any agreement that restricts Kendara from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for Kendara's products, services or technologies (including but not limited to most favored customer pricing provisions); from engaging in any business in any market or geographic area; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

           (i)  any Kendara IP Rights Agreement (as defined in Section 3.13);

           (j) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Kendara or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Kendara Plan;

           (k)  any contract with or commitment to any labor union; and

           (l)  any Governmental Permit (as defined in Section 3.14.3).

     A true and complete copy of each agreement or document required by these subsections (a) through (l) of this Section to be listed on Item 3.11 to the
                                                            ---------
Kendara Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Kendara Material Agreements") and a copy of each Governmental Permit required by subsection (l) of this Section to be listed on Item 3.11 to the Kendara Disclosure Letter has been delivered to Excite@Home's legal counsel.

     3.12  No Default; No Consent Required; No Restrictions.  Kendara is not in
           ------------------------------------------------
material breach or default under any Kendara Material Agreement. Kendara has no material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Item 3.12 to the Kendara Disclosure Letter, no
                             ---------
consent, notice or approval of any third party is required to ensure that, following the Effective Time, any Kendara Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Kendara Ancillary Agreement. Kendara is not a party to, and no asset or property of Kendara is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Kendara or, following the Effective Time, the Surviving Corporation or Excite@Home, from freely engaging in any business now conducted or contemplated by Kendara or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Kendara may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that Kendara may address in operating its business; or restricting the prices which Kendara may charge for its products or technology or services), or includes any grants by Kendara of exclusive rights or licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Kendara Material Agreement, or (b) to Kendara's knowledge, give any third party (i) the right to declare a default or exercise any remedy under any Kendara Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Kendara Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Kendara under any Kendara Material Agreement, or (iv) the right to cancel, terminate or modify any Kendara Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Kendara. Kendara has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Kendara Material Agreement.

     3.13  Intellectual Property.
           ---------------------

     3.13.1 Kendara owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) to the extent necessary or required for the conduct of the Kendara Business (as defined below) (such Intellectual Property being hereinafter collectively referred to as the "Kendara IP Rights"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such business. As used herein, the term "Kendara Business" means the business of Kendara as presently conducted, presently proposed to be conducted, and as previously proposed to be conducted (but only with respect to the relevance engine and display technology, commonly referred to as the Kendara Assistant, for previously proposed to be conducted business). As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records. As used in this
Section 13, "Kendara-Owned IP Rights" means Kendara IP Rights which are owned or exclusively licensed to Kendara; and "Kendara-Licensed IP Rights" means Kendara IP Rights which are not Kendara-Owned IP Rights. By way of clarification, if a vendor grants certain license rights to Kendara, only the license rights granted by the vendor to Kendara is included under the term Kendara-Licensed IP Rights and Kendara IP Rights.

     3.13.2 Neither the execution, delivery and performance of this Agreement, the Certificate of Merger, or the consummation of the Merger and the other transactions contemplated by this Agreement and/or by Kendara Ancillary Agreements will, in accordance with their terms: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Kendara IP Right to which Kendara is a party (collectively, the "Kendara IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Kendara IP Right; or
(c) materially impair the right of Kendara or the Surviving Corporation to use, possess, sell or license any Kendara IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Kendara to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Kendara IP Rights by Kendara to the extent necessary for the conduct of the Kendara Business and none will become payable as a result of the consummation of the transactions contemplated by this Agreement, in and of themselves, except for per copy license fees of less than $500 for software generally commercially available to the public.

     3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Kendara or currently under development by Kendara violates any license or agreement between Kendara and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or threatened, claim or litigation contesting the validity, ownership or right of Kendara to exercise any Kendara IP Right nor, to the best knowledge of Kendara, is there any legitimate basis for any such claim, nor has Kendara received any notice asserting that any Kendara IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Kendara, is there any legitimate basis for any such assertion.

     3.13.4 No current or former employee, consultant or independent contractor of Kendara: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Kendara or using trade secrets or proprietary information of others without permission that would be likely to have a Material Adverse Effect on Kendara; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Kendara that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of Kendara or the use by Kendara of the services of any consultant or independent contractor does not subject Kendara to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for Kendara, whether such liability is based on contractual or other legal obligations to such third party.

     3.13.5 Kendara has taken reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Kendara IP Rights (in the case of Kendara-Licensed IP Rights, to the extent required by such third parties) and to preserve and maintain all Kendara's interests and proprietary rights in Kendara IP Rights. All officers, employees and consultants of Kendara having access to proprietary information of Kendara, its customers or business partners and inventions owned by Kendara, have executed and delivered to Kendara an agreement regarding the protection of such proprietary information and the assignment of Kendara's inventions to Kendara (in the case of proprietary information of Kendara's customer and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Excite@Home's counsel. Kendara has secured valid written assignments from all of Kendara's consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Kendara-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that Kendara does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Kendara has any right, license, claim or interest whatsoever in or with respect to any Kendara IP Rights.

     3.13.6  Item 3.13.6 to the Kendara Disclosure Letter contains a true and
             -----------
complete list of (i) all worldwide registrations made by or on behalf of Kendara of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by Kendara to secure, perfect or protect its interest in Kendara IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by Kendara are valid, enforceable and subsisting.

     3.13.7 Kendara owns all right, title and interest in and to all Kendara-Owned IP Rights free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, restrictions and encumbrances (other than licenses and rights listed in Item 3.13.8). Kendara's right, license and interest in and to all Kendara-Licensed IP Rights are free and clear of all security interests, liens, pledges, mortgages, assignments, claims, licenses, and encumbrances (other than licenses and rights listed in Item 3.13.8).

     3.13.8  Item 3.13.8 to the Kendara Disclosure Letter contains a true and
             -----------
complete list of (i) all licenses, sublicenses and other agreements as to which Kendara is a party and pursuant to which any person or entity is authorized to use any Kendara IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Kendara is a party and pursuant to which Kendara is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including but not limited to software.

     3.13.9 Neither Kendara nor any other party acting on behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Kendara Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery by Kendara or any other party acting on Kendara's behalf to any party of any Kendara Source Code (as defined below).
Item 3.13.9 of the Kendara Disclosure Letter identifies each contract, agreement
-----------
and instrument (whether written or oral) pursuant to which Kendara has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Kendara Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Kendara Source Code. As used in this Section 3.13.9, "Kendara Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Kendara-Owned IP Rights or any other product marketed or currently proposed to be marketed by Kendara.

          3.13.10 There is no unauthorized use, disclosure, infringement or misappropriation of any Kendara IP Rights by any third party, including any employee or former employee of Kendara. Kendara has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by Kendara.

     3.13.11 To Kendara's knowledge, all software developed by Kendara and licensed by Kendara to customers and all other products manufactured, sold, licensed, leased or delivered by Kendara to customers and all services provided by Kendara to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Kendara has no material liability (and, to Kendara's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Kendara giving rise to any material liability relating to the foregoing contracts that could have a Material Adverse Effect on Kendara) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

     3.13.12 All of the software, hardware or other technology developed, owned, licensed and/or marketed or distributed by Kendara to the extent necessary for the conduct of the Kendara Business are Year 2000 Compliant. "Year 2000 Compliant" means, to the extent related to date-related errors, as applied to software, hardware or other technology, that: (i) such software, hardware or other technology will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that date-related errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software, hardware or other technology has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without date-related error, corruption or impact to current and/or future operations; and (iii) such software, hardware or other technology will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve
date information from more than one century.   Notwithstanding anything to the
contrary, the foregoing applies only if such software, hardware or other technology receive properly formatted data.

     No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of Kendara) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of Kendara, who was involved in, or who contributed to, the creation or development of any Kendara IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Kendara.

     3.14    Compliance with Laws.
             --------------------

     3.14.1 Kendara has complied, and is now and at the Closing Date will be in compliance with, all applicable federal, state or local laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees, and to Kendara's knowledge, all foreign laws, ordinances, regulations and rules, applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"), except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on Kendara. Kendara holds all valid licenses and other governmental permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted, except where the failure to hold such licenses and permits would not individually or in the aggregate have a Material Adverse Effect on Kendara.

     3.14.2 All materials and products distributed or marketed by Kendara have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive, except where the failure to make such disclosure or where such inaccurate, misleading or deceptive disclosures, individually or in the aggregate, would not have a Material Adverse Effect on Kendara.

     3.14.3 Kendara holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Kendara to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect. Kendara has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

     3.14.4 Neither Kendara nor any director, officer, agent or employee of Kendara has, for or on behalf of Kendara, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law, which violation, for the purposes of clause (c) only, does not have a Material Adverse Effect on Kendara.

     3.15    Certain Transactions and Agreements.  None of the officers and
             -----------------------------------
directors of Kendara and, to Kendara's knowledge, none of the employees or stockholders of Kendara, nor any member of their immediate families, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Kendara (except with respect to any interest in less than two percent of the stock of any corporation whose stock is publicly traded). To Kendara's knowledge, none of the officers, directors, employees or stockholders of Kendara, nor any member of their immediate families, has any indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Kendara (except with respect to any interest in less than two percent of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or stockholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Kendara, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Excite@Home and except for agreements related to the purchase of the stock of Kendara by such persons. None of said officers, directors, employees, stockholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Kendara IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Kendara, except for the rights of a stockholder.

     3.16    Employees, ERISA and Other Compliance.
             -------------------------------------

     3.16.1 Kendara is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act, except to the extent that noncompliance or incorrect classification of employees would not have a Material Adverse Effect on Kendara. A list of all employees, officers and consultants of Kendara and their current title and/or job description and compensation is set forth on Item 3.16.1 to
                                                              -----------
Kendara Disclosure Letter. Kendara does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     3.16.2 Kendara (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any current labor disputes. Kendara has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of Kendara are legally permitted to be employed by Kendara in the United States of America in their current job capacities.

     3.16.3 Kendara has no pension plan, which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Kendara is subject to Title IV of ERISA.

     3.16.4  (a)  Item 3.16.4 to the Kendara Disclosure Letter lists each
                  -----------
employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Kendara and covers any employee or former employee of Kendara. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Kendara Benefit Arrangements."

     (b) Each Kendara Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Kendara Benefit Arrangement, except to the extent that noncompliance would not have a Material Adverse Effect on Kendara and, unless otherwise indicated in Item 3.16.4 to the Kendara Disclosure Letter, each such Kendara Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to Excite@Home and its counsel).

     (c) Kendara has delivered to Excite@Home or its counsel a complete and correct copy and description of each Kendara Benefit Arrangement.

     (d) Kendara has timely filed and delivered to Excite@Home and its counsel the most recent annual report (Form 5500) for each Kendara Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

     (e) Kendara has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Kendara sponsors as employer or in which Kendara participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

     (f) All contributions due from Kendara with respect to any of Kendara Benefit Arrangements have been made or have been accrued on Kendara's financial statements (including without limitation the Kendara Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

     (g) All individuals who, pursuant to the terms of any Kendara Benefit Arrangement, are entitled to participate in any such Kendara Benefit Arrangement, are currently participating in such Kendara Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

     (h) Kendara will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement in excess of $100,000.

     3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Kendara relating to, or change in employee participation or coverage under, any Kendara Benefit Arrangement that would increase materially the expense of maintaining such Kendara Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

     3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Kendara are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Kendara and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Kendara Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Kendara, or in a Material Adverse Effect on Excite@Home after the Effective Time.

     3.16.7 Unless otherwise indicated in Item 3.16.7 to the Kendara Disclosure Letter, no benefit payable or which may become payable by Kendara pursuant to any Kendara Benefit Arrangement or as a result of or arising under this Agreement or the Certificate of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Unless otherwise indicated in
Item 3.16.7 to the Kendara Disclosure Letter, Kendara is not a party to any:
(a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Kendara in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Kendara Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Kendara Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Kendara Ancillary Agreement.

     3.17    Corporate Documents. Kendara has made available to Excite@Home or
             -------------------
its legal counsel for examination all documents and information listed in the Kendara Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Excite@Home or its legal counsel, including the following: (a) copies of Kendara's Certificate of Incorporation and Bylaws as currently in effect; (b) Kendara's minute book containing all records of all proceedings, consents, actions, and meetings of Kendara Stockholders, board of directors and any committees thereof;
(c) Kendara's stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Kendara capital stock and other Kendara securities; (d) all permits, orders, and consents issued by, and filings by Kendara with, any regulatory agency with respect to Kendara, or any securities of Kendara, and all applications for such permits, orders, and consents; and (e) all the Kendara Material Agreements.

     3.18    No Brokers.  Neither Kendara nor any affiliate of Kendara is
             ----------
obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Excite@Home will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Kendara, any of its employees, officers, directors, stockholders, agents or affiliates.

     3.19    Books and Records.
             -----------------

     3.19.1 The books, records and accounts of Kendara (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Kendara, and (d) accurately and fairly reflect the basis for the Kendara Financial Statements.

     3.19.2 Kendara has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Kendara is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20    Insurance.  Since its organization, Kendara has maintained, and now
             ---------
maintains, policies of insurance and bonds of the type and in amounts reasonably and customarily carried by persons conducting businesses or owning assets similar in type and size to those of Kendara, including without limitation all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Kendara is otherwise in material compliance with the terms of such policies and bonds. Kendara has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Kendara are set forth in Item 3.20 to Kendara
                                                           ---------
Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     3.21    Environmental Matters.
             ---------------------

     3.21.1 Kendara is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Kendara of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Kendara has not received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Kendara is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by Kendara with any current Environmental Law in the future. To Kendara's knowledge, no current or prior owner of any property leased or possessed by Kendara has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Kendara is not in compliance with any Environmental Law. All governmental authorizations currently held by

Kendara pursuant to any Environmental Law (if any) are identified in Item 3.21
                                                                     ---------
of Kendara Disclosure Letter.

     3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22    Board Actions.  The Board of Directors of Kendara (a) has
             -------------
unanimously determined that the Merger is in the best interests of the Kendara Stockholders and is on terms that are fair to such Kendara Stockholders, and has recommended the Merger to the Kendara Stockholders, and (b) will submit the Merger, this Agreement, each of the Kendara Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby, to the extent that stockholder approval is required thereof under Applicable Law and Kendara's Certificate of Incorporation and Bylaws, to the vote and approval of Kendara Stockholders.

     3.23    No Existing Discussions.  Neither Kendara nor any director,
             -----------------------
officer, stockholder, employee or agent of Kendara is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.7).

     3.24    Disclosure.  Neither this Agreement, its exhibits and schedules and
             ----------
the Kendara Disclosure Letter, nor any Kendara Ancillary Agreements delivered by Kendara to Excite@Home under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4
             Representations and Warranties of Excite@Home and Sub

     Excite@Home and Sub hereby represent and warrant to Kendara that, except as set forth in the letter addressed to Kendara from Excite@Home and dated as of the Agreement Date which has been delivered by Excite@Home to Kendara concurrently herewith (the "Excite@Home Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Excite@Home Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Excite@Home and Sub under Article 4 of this Agreement.

     4.1  Organization and Good Standing.  Excite@Home is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Excite@Home owns all of the issued and outstanding capital stock of Sub. Each of Excite@Home and Sub is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Excite@Home. Excite@Home has made available to Kendara or its legal counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP accurate and complete copies of the Certificates of Incorporation, Certificates of Designation and Bylaws of Excite@Home and Sub, as currently in full force and effect. Neither Excite@Home nor Sub is in violation of its Certificate of Incorporation, Certificates of Designation or Bylaws.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1  Power and Authority.  Excite@Home has all requisite corporate
                 -------------------
power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Excite@Home Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance of this Agreement and each of the Excite@Home Ancillary Agreements by Excite@Home have been duly and validly approved and authorized by Excite@Home's Board of Directors in compliance with applicable law (including the Delaware General Corporation Law) and Excite@Home's Certificate of Incorporation and Bylaws. Neither the Merger nor the execution, delivery and performance of this Agreement and each of the Excite@Home Ancillary Agreements by Excite@Home requires the approval of Excite@Home's stockholders. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and its sole stockholder in compliance with Applicable Law and Sub's Certificate of Incorporation and Bylaws.

          4.2.2  No Consents.  No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority is necessary or required to be made or obtained by Excite@Home or Sub to enable Excite@Home and Sub to enter into, and to perform their respective obligations under, this Agreement, the Excite@Home Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Excite@Home and Sub to consummate the Merger, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State as required under

Delaware Law, (b) the filing by Excite@Home with the Securities and Exchange Commission ("SEC") or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities laws which Excite@Home relies on in issuing shares of Excite@Home Common Stock and Excite@Home Preferred Stock pursuant to this Agreement; (c) the filing by Excite@Home of such reports and information with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) the filing by Excite@Home with the SEC of the Form S-3 registration statement to be filed by Excite@Home pursuant to this Agreement; (e) the filing by Excite@Home with the SEC of the Form S-8 registration statement to be filed by Excite@Home pursuant to this Agreement; (f) the filing by Excite@Home with the Delaware Secretary of State of the Certificates of Designation to be filed by Excite@Home pursuant to this Agreement; (g) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of Excite@Home Common Stock and the assumption of Kendara Options and Kendara Warrants by Excite@Home in the Merger; and (h) such other filings, if any, as may be required in order for Excite@Home to comply with applicable federal and state securities laws.

          4.2.3  Enforceability.  This Agreement and the Excite@Home Ancillary
                 --------------
Agreements are, or when executed by Excite@Home will be, valid and binding obligations of Excite@Home, enforceable against Excite@Home in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3  Excite@Home and Sub Capital Structure.
          -------------------------------------

          (a) The authorized capital stock of Excite@Home consists of 719,719,414 shares of common stock, par value $0.01 per share, of which 683,700,000 shares have been designated Series A Common Stock (or Excite@Home Common Stock), 30,800,000 shares have been designated Series B Common Stock and 5,219,414 shares have been designated Series K Common Stock, of which there were 351,954,355 shares of Series A Common Stock, 30,800,000 shares of Series B Common Stock and 2,000,000 shares of Series K Common Stock issued and outstanding as of December 31, 1999; and 9,650,000 shares of Preferred Stock, par value $0.01 per share, of which 10,143.549 shares are issued or outstanding as of December 31, 1999. At the Effective Time, Excite@Home shall have designated a sufficient number of shares of Series B Preferred Stock and Series C Preferred Stock to fulfill Excite@Home's obligations to issue shares of such stock pursuant to the terms of this Agreement. All outstanding shares of Excite@Home Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of December 31, 1999: (i) there were options outstanding to purchase an aggregate of

59,330,438 shares of Excite@Home Common Stock pursuant to Excite@Home's stock option plans; and (ii) 1,422,310 shares of Excite@Home Common Stock reserved for future issuance under Excite@Home's 1997 Employee Stock Purchase Plan. All shares of Excite@Home Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, $0.001 par value per share, 100 of which, as of the date hereof, are issued and outstanding and are held by Excite@Home. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The Excite@Home Common Stock and Excite@Home Preferred Stock to be issued in the Merger, and the Excite@Home Common Stock to be issued upon the conversion of the Excite@Home Preferred Stock, when issued in accordance with the provisions of this Agreement and the Certificates of Designation, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

     4.4  No Conflict.  Neither the execution and delivery of this Agreement nor
          -----------
any of the Excite@Home Ancillary Agreements or Sub Ancillary Agreements by Excite@Home or Sub, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of or constitute a default under: (a) any provision of the Certificate of Incorporation, the Certificates of Designation or Bylaws of Excite@Home or Sub as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Excite@Home or Sub or any of their respective material assets or properties; or
(c) any note, bond, mortgage, indenture, lease, license, permit, franchise, material instrument, agreement, or contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Excite@Home or any of its subsidiaries is a party or by which Excite@Home or any of its subsidiaries or any of their respective material assets or properties are bound, except in the case of (b) and (c) for any such conflicts, terminations, breaches, impairments, violations or defaults which would not have a Material Adverse Effect on Excite@Home or a material adverse effect on Excite@Home's or Sub's ability to consummate the Merger.

     4.5  SEC Filings.
          -----------

          (a) Excite@Home has filed all forms, reports and documents required to be filed by Excite@Home with the SEC since January 1, 1999, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Excite@Home may file subsequent to the date hereof) are referred to herein as the "Excite@Home SEC Reports." As of their respective dates, the Excite@Home SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Excite@Home SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Excite@Home SEC Report.

          (b) Each of the audited consolidated financial statements (including, in each case, any related notes thereto) contained in the Excite@Home SEC Reports (the "Excite@Home Financials"), including any Excite@Home SEC Reports filed after the date hereof until the Closing Date, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Excite@Home and its subsidiaries as at the respective dates thereof and the consolidated results of Excite@Home's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Excite@Home contained in Excite@Home SEC Reports as of September 30, 1999 is hereinafter referred to as the "Excite@Home Balance Sheet." Except as disclosed in the Excite@Home Financials, since September 30, 1999 neither Excite@Home nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Excite@Home and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Excite@Home Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     4.6  Disclosure.  Excite@Home has made available to Kendara an
          ----------
investor disclosure package consisting of Excite@Home's annual report on Form 10-K for its fiscal year ending December 31, 1998 (the "Fiscal Year End"), all Forms 10-Q and 8-K filed by Excite@Home with the SEC since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to Excite@Home's stockholders since the Fiscal Year End and up to the date of this Agreement (the "Excite@Home Disclosure Package").

     4.7  Absence of Certain Changes.  Except as set forth in the Excite@Home
          --------------------------
SEC Documents, since the Excite@Home Balance Sheet Date, Excite@Home has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect on Excite@Home; (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Excite@Home or any revaluation by Excite@Home of any of its assets; (c) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Excite@Home, or any direct or indirect redemption, purchase or other acquisition by Excite@Home of any of its shares of capital stock; or (d) any negotiation or agreement by Excite@Home or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (d) (other than negotiations with Kendara and its representatives regarding the transactions contemplated by this Agreement).

     4.8  Litigation.  There is no action, suit, arbitration, proceeding or
          ----------
investigation pending against Excite@Home before any court, Governmental Authority or arbitrator, nor, to Excite@Home's knowledge, has any such action, suit, arbitration, proceeding or investigation been threatened that, individually or in the aggregate, would have a Material Adverse Effect on Excite@Home. As of the date hereof, there is no judgment, decree or order against Excite@Home or any of its subsidiaries or, to the knowledge of Excite@Home, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or that could have a Material Adverse Effect on Excite@Home.

     4.9  Delivery of Documents. Excite@Home has delivered true and complete
          ---------------------
copies of all documents requested by Kendara and which are referred to in this
Article 4 or in any Schedule delivered by Excite@Home to Kendara.

                                   ARTICLE 5
                       Pre Closing Covenants of Kendara

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Kendara covenants and agrees with Excite@Home as follows:

     5.1  Advice of Changes.  Kendara will promptly advise Excite@Home in
          -----------------
writing of any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Kendara contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) Material Adverse Change in Kendara.

     5.2  Maintenance of Business.  Kendara will carry on and preserve its
          -----------------------
business and its relationships with customers, advertisers, suppliers, employees and others with whom Kendara has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with past practices. If Kendara becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of Excite@Home in writing and, if requested by Excite@Home, will exert reasonable commercial efforts to promptly restore the relationship.

     5.3  Conduct of Business.  Kendara will continue to conduct its business
          -------------------
and maintain its business relationships in the ordinary and usual course and Kendara will not, without the prior written consent of Excite@Home:

          (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practice;

          (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of Kendara's business consistent with Kendara's past practices;

          (c) enter into any material transaction or agreement or take any other action not in the ordinary course of Kendara's business consistent with Kendara's past practices;

          (d)  grant any Encumbrance on any of its assets;

          (e) sell, transfer or dispose of any of its assets except in the ordinary course of Kendara's business consistent with Kendara's past practices;

          (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible; pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Kendara's past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to arrangements disclosed in writing to Excite@Home prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Excite@Home) or enter into any new employment or consulting agreement with any such person;

          (h)  change any of its accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Kendara in connection with the termination of their services with Kendara at the original purchase price of such stock), pay or distribute any cash or property to any stockholder or security holder of Kendara or make any other cash payment to any stockholder or security holder of Kendara that is unusual, extraordinary, or not made in the ordinary course of Kendara's business consistent with its past practices;

          (j) amend or terminate any contract, agreement or license to which Kendara is a party except those amended or terminated in the ordinary course of Kendara's business, consistent with its past practices, and which are not material in amount or effect;

          (k) waive or release any material right or claim except in the ordinary course of Kendara's business consistent with its past practices;

          (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any Kendara Options or Kendara Warrants), or issue, grant or create any warrants, obligations, subscriptions, options (other than the grant of options to employees to purchase Kendara Common Stock, provided that the vesting of such options does not accelerate in connection with the Merger or any of the other transactions contemplated hereby, such options vest over a four-year period, with not more than twenty-five percent in the first year and 21/12% each full calendar month thereafter, the exercise price of such option is not less than the fair market value of Kendara Common Stock on the date of grant, and the number of shares subject to such option is consistent with the past practice of Kendara; or the grant of the Permitted Non-Dilutive Options), convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

          (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

          (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Excite@Home or Sub) or enter into any negotiations, discussions or agreement for such purpose;

          (o)  amend its Certificate of Incorporation or Bylaws;

          (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party; materially change any insurance coverage;

          (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Excite@Home for its review at a reasonable time prior to filing;

          (s) other than as contemplated in Sections 5.11 and 5.12, modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Kendara, any Kendara stock options, warrants or other Kendara securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Kendara or (ii) the vesting or release of any shares of capital stock or other securities of Kendara from any repurchase options or rights of refusal held by Kendara or any other party or any other restrictions; or

          (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals.  Kendara will promptly execute and file, or
          --------------------
join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Excite@Home may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Kendara Ancillary Agreement. Kendara will use diligent efforts to obtain, and to cooperate with Excite@Home to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents.  Kendara will use diligent efforts to promptly
          ------------------
obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Excite@Home to carry on Kendara's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Kendara is a party or is bound or by which any of its assets is bound.

     5.6  Litigation.  Kendara will notify Excite@Home in writing promptly after
          ----------
learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against Kendara or any of its officers, directors, employees or stockholders in their capacity as such.

     5.7  No Other Negotiations.  Kendara will not, and Kendara will not
          ---------------------
authorize, encourage or permit any officer, director, employee, stockholder, affiliate or agent of Kendara or any attorney, investment banker or other person on Kendara's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Kendara is not interested in any Alternative Transaction); (iii) furnish any information regarding Kendara to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Kendara is not interested in any Alternative Transaction); (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Kendara is not interested in any Alternative Transaction); (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Excite@Home) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Kendara and any third party that is related to, provides for or concerns any Alternative Transaction. Kendara will promptly notify Excite@Home orally and in writing of any inquiries or proposals received by Kendara, directors, officers, stockholders, employees or agents regarding any Alternative Transaction and will, identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director or employee of Kendara or any attorney, investment banker or other director or representative of Kendara shall be deemed a breach of this Section 5.7 by Kendara. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Kendara's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of Kendara pursuant to a registration statement filed under the Securities.

     5.8   Access to Information.  Kendara will allow Excite@Home and its agents
           ---------------------
access at reasonable time to the files, books, records, technology, contracts, personnel and offices of Kendara, including, without limitation, any and all information relating to Kendara's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property, subject to the terms of the agreement between Kendara and Excite@Home dated as of November 30, 1999 (the "Confidentiality Agreement"). Kendara will cause its accountants to cooperate with Excite@Home and Excite@Home's agents (provided that, prior to any disclosure to such agents, such agents are bound by the terms of a confidentiality agreement with substantially similar restriction as included in the Confidentiality Agreement to restrict the use and disclosure of Kendara's confidential information) in making available all financial information reasonably requested by Excite@Home, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9   Satisfaction of Conditions Precedent.  Kendara will use its diligent
           ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Kendara will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10  Kendara Employee Plans and Benefit Arrangements.  Upon the request of
           -----------------------------------------------
Excite@Home, Kendara will terminate any Kendara Benefit Plan and any leased employee arrangement or professional employee organization immediately prior to the Effective Time.

     5.11  Amendments of Kendara Options. Kendara shall amend and obtain the
           -----------------------------
written consent of each holder of Kendara Options listed on Schedule 5.11 hereto
                                                            -------------
to amend outstanding Kendara Options granted to each such holder to eliminate acceleration of vesting under such Kendara Option (including upon termination of the option holder at any time following the Effective Time) conditioned on the occurrence of, and effective immediately prior to, the Effective Time.

     5.13  Right of First Refusal and Registration Rights.  Kendara shall amend
           ----------------------------------------------
Kendara's Bylaws to repeal Article IX of such Bylaws relating to Kendara's and the Kendara Stockholders' right of first refusal. Kendara and the holders of Kendara Preferred Stock shall amend the Investors' Rights Agreement dated as of May 26, 1999 between Kendara and such holders to terminate the registration rights of such holders.

     5.14  Information Statement.  Kendara will deliver to counsel to
           ---------------------
Excite@Home a draft of an information statement on the Agreement Date and, within two business days following the

Agreement Date, will send to the Kendara Stockholders such information statement for the purpose of considering and approving the Merger Agreement, the Merger and the transactions contemplated hereby.

     5.15  Kendara Stockholder Approval.  Kendara shall obtain the valid and
           ----------------------------
affirmative vote of at least 90% of the outstanding shares of Kendara Common Stock and Kendara Preferred Stock within two business days of the Agreement Date.

     5.16  Tax Representation Letter.  Kendara shall make such reasonable
           -------------------------
representations as are requested by its counsel and Excite@Home's counsel for the purpose of their rendering the tax opinions discussed in Section 8.8 and
Section 9.7.

                                   ARTICLE 6
                             Excite@Home Covenants

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Excite@Home covenants and agrees as follows:

     6.1   Advice of Changes.  Excite@Home will promptly advise Kendara in
           -----------------
writing of any (a) event that would render any representation or warranty of Excite@Home or Sub contained in this Agreement or the Excite@Home Disclosure Letter, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate, (b) any breach of any covenant or obligation of Excite@Home or Sub pursuant to this Agreement, any Excite@Home Ancillary Agreement or any Sub Ancillary Agreement, and (c) Material Adverse Change in Excite@Home.

     6.2  Regulatory Approvals.  Excite@Home will execute and file, or join in
          --------------------
the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Excite@Home Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. Excite@Home will use diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Excite@Home nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Excite@Home, or any of its affiliates or Kendara, or the holding separate of the shares of Kendara Common Stock or imposing or seeking to impose any limitation on the ability of Excite@Home or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Kendara Common Stock.

     6.3  Satisfaction of Conditions Precedent.  Excite@Home will use its
          ------------------------------------
diligent efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 8, and Excite@Home will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4  Listing of Additional Shares.  Excite@Home will use its diligent
          ----------------------------
efforts to cause the shares of (a) Excite@Home Common Stock to be issued in the Merger upon conversion of Kendara Common Stock, and (b) when issued, the shares of Excite@Home Common Stock issued upon conversion of the Excite@Home Preferred Stock to be issued in the Merger upon conversion of Kendara Common Stock, to be approved for listing on the Nasdaq Stock Market, subject to notice of issuance.

     6.5  Blue Sky Laws.  Excite@Home shall take such steps as may be necessary
          -------------
to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger; provided, however, that Excite@Home shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

     6.6  Tax Free Reorganization.  Excite@Home will cooperate with Kendara and
          -----------------------
take all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.

     6.7  Indemnification.
          ---------------

          (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to Effective Time, an officer, director or employee of Kendara (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Kendara's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or mergers into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

     6.8  Employee Benefit Plans.  Excite@Home will provide benefits to
          ----------------------
employees of Kendara as soon as reasonably practicable following the Effective Time that are substantially identical in the aggregate to the benefits currently provided to similarly situated employees of Excite@Home. From and after the Effective Time, Excite@Home shall grant all employees of Kendara credit for all service (to the same extent as service with Excite@Home is taken into account with respect to similarly situated employees of Excite@Home) with Kendara prior to the Effective Time for (a) eligibility and vesting purposes and (b) for purposes of vacation accrual after the Effective Time as if such service with Kendara was service with Excite@Home.

     6.9   Filing of Certificates of Designation.  Promptly following the
           -------------------------------------
fulfillment, satisfaction or waiver by Excite@Home of each of the conditions specified in Article 9 (other than the condition specified in Section 9.13), Excite@Home will use its diligent efforts to file the Certificates of Designation with the Secretary of State of the State of Delaware.

     6.10  Tax Representation Letter.  Excite@Home shall make such reasonable
           -------------------------
representations as are requested by its counsel and Kendara's counsel for the purpose of their rendering the tax opinions discussed in Section 8.8 and Section 9.7.

                                   ARTICLE 7
                                Closing Matters

     7.1   The Closing.  Subject to termination of this Agreement as provided in
           -----------
Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, 275 Battery Street, San Francisco, California at 10:00 a.m., Pacific Time on the second business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day as Excite@Home and Kendara may mutually agree upon (the "Closing Date"). Concurrently with the Closing, the Certificate of Merger will be filed with the Delaware Secretary of State.

     7.2   Exchange of Certificates.
           ------------------------

           7.2.1 At the Effective Time, shares of Kendara Common Stock that are outstanding immediately prior thereto (other than Dissenting Shares for which dissenters rights have been or will be perfected in accordance with Delaware law), will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Excite@Home the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares). As soon as reasonably practicable (and in any event no later than eight business days after the Effective Time), Excite@Home shall make available to EquiServe Limited Partnership (the "Exchange Agent") certificates representing Excite@Home Common Stock and Excite@Home Preferred Stock to be issued in exchange for outstanding shares of Kendara Common Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 2.1.4. As soon as practicable after the Effective Time (and in any event no later than ten (10) Business Days after the Effective Time), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Kendara Common Stock (the "Kendara Certificates") and which shares were converted into the right to receive shares of Common Stock and Excite@Home Preferred Stock pursuant to Section 2.1.2, (a) a
                                                            -------------
letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Kendara Certificates shall pass, only upon delivery of the Kendara Certificates to the Exchange Agent and shall be in such form and have such other provisions as Excite@Home may reasonably specify) and (b) instructions for use in effecting the surrender of the Kendara Certificates in exchange for certificates representing shares of Excite@Home Common Stock and Excite@Home Preferred Stock and cash in lieu of fractional shares. Upon surrender of a Kendara Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Excite@Home (the "Affidavit") to the Exchange Agent or to such other agent or agents as may be appointed by Excite@Home, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, (a) Excite@Home or its transfer agent will issue to each tendering holder of a Kendara Certificate or an Affidavit, certificates (a "Tendering Kendara Holder") for the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares); and (b) Excite@Home or its transfer agent will pay by check to each Tendering Kendara Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.4.

          7.2.2 No dividends or distributions payable to holders of record of Excite@Home Common Stock or Excite@Home Preferred Stock after the Effective Time will be paid to the holder of any unsurrendered Kendara Certificate unless and until the holder of such unsurrendered Kendara Certificate surrenders such Kendara Certificate or an Affidavit to Excite@Home as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Kendara Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Excite@Home Common Stock and Excite@Home Preferred Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of Kendara or its transfer agent of any shares of capital stock of Kendara that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Kendara Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

          7.2.4 Until Kendara Certificates or an Affidavit representing shares of Kendara Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Kendara Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock into which such shares of Kendara Common Stock will have been converted pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares).

     7.3  Appraisal Rights.  If holders of Kendara Common Stock are entitled to
          ----------------
appraisal rights pursuant to the Delaware General Corporation Law (the "DGCL") in connection with the Merger, any shares held by Kendara Stockholders who exercise and perfect such appraisal rights

("Dissenting Shares") shall not be converted into a right to receive Excite@Home Common Stock or Excite@Home Preferred Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. Kendara shall give Excite@Home prompt notice (and in no event more than two business days) of any demand received by Kendara for appraisal of Kendara Common Stock, and Excite@Home shall have the right to control all negotiations and proceedings with respect to such demand. Kendara agrees that, except with the prior written consent of Excite@Home, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. In the event that any Kendara Stockholder fails to make an effective demand for payment or otherwise loses his status as a holder of Dissenting Shares (a "Dissenting Stockholder"), Excite@Home shall, as of the later of the Effective Time of the Merger or ten business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Stockholder of its Kendara Certificate or Certificates, the shares of Excite@Home Common Stock and Excite@Home Preferred Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled to under Section 2.1.2 of this Agreement (less the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock to be held in escrow with respect to such stockholder pursuant to Section 2.5).

                                   ARTICLE 8
                     Conditions to Obligations of Kendara

     Kendara's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Kendara, but only in a writing signed by Kendara):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Excite@Home and Sub set forth in Article 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Kendara will have received a certificate to such effect executed by an officer of Excite@Home.

     8.2  Covenants.  Excite@Home will have performed and complied in all
          ---------
material respects with all of its covenants contained in Article 6 on or before the Closing (to the extent that such covenants require performance by Excite@Home on or before the Closing), and at the Closing Kendara will have received a certificate to such effect signed by an officer of Excite@Home.

     8.3  No Material Adverse Change.  There will not have been any Material
          --------------------------
Adverse Change in Excite@Home, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Kendara will have received a certificate to such effect signed by and officer of Excite@Home.

     8.4  Requisite Approvals.  This Agreement will have been duly and validly
          -------------------
approved and adopted by Excite@Home's Board of Directors in accordance with Applicable Law and Excite@Home's Certificate of Incorporation and Bylaws, each as amended. This Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with Applicable Law and Sub's Certificate of Incorporation and Bylaws, each as amended.

     8.5  Compliance with Law; No Legal Restraints; No Litigation.  There will
          -------------------------------------------------------
not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Excite@Home Ancillary Agreements or any Sub Ancillary Agreements. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement or which could be reasonably expected to have a Material Adverse Effect on Excite@Home.

     8.6  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     8.7  Opinion of Excite@Home's Counsel.  Kendara will have received from
          --------------------------------
Fenwick & West LLP, counsel to Excite@Home, an opinion covering the matters set forth in Exhibit G.
         ---------

     8.8  Kendara Tax Opinion.  Kendara shall have received an opinion of
          -------------------
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, counsel to Kendara, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that each of Excite@Home, Sub and Kendara will be a party to the reorganization within the meaning of Section 368(b) of the Code and such opinion shall not have been withdrawn or modified in any material respect. In the event that Kendara's counsel shall not render such opinion, then Excite@Home's counsel may render such opinion in satisfaction of the condition set forth in this Section 8.8.

     8.9  Nasdaq Listing.  The shares of Excite@Home Common Stock that are
          --------------
issuable upon the conversion of outstanding shares of Kendara Common Stock, upon the conversion of Excite@Home Preferred Stock issued in the Merger and upon exercise of outstanding Kendara Options and Kendara Warrants, shall be authorized for listing on the Nasdaq Stock Market, subject to notice of issuance.

     8.10  Certificates of Designation Effective.  The Certificates of
           -------------------------------------
Designation shall have been duly adopted by Excite@Home by all necessary corporate action, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

     8.11  Hart-Scott-Rodino Compliance.  All applicable waiting periods under
           ----------------------------
the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

                                   ARTICLE 9
                   Conditions to Obligations of Excite@Home

     The obligations of Excite@Home hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Excite@Home, but only in a writing signed by Excite@Home):

     9.1   Accuracy of Representations and Warranties. The representations and
           ------------------------------------------
warranties of Kendara set forth in Article 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Excite@Home will have received a certificate to such effect executed by Kendara's President or Chief Executive Officer. The representations and warranties of each Kendara Stockholder set forth in such Kendara Stockholder's Investment Representation Letter shall be true and correct in all material respects.

     9.2   Covenants.  Kendara will have performed and complied in all material
           ---------
respects with all of its covenants contained in Article 5 at or before the Closing (to the extent that such covenants require performance by Kendara at or before the Closing), and at the Closing Excite@Home will have received a certificate to such effect signed by Kendara's President or Chief Executive Officer.

     9.3   No Material Adverse Change.  There will not have been any Material
           --------------------------
Adverse Change in Kendara, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Excite@Home will have received a certificate to such effect signed by Kendara's President or Chief Executive Officer.

     9.4   Compliance with Law; No Legal Restraints; No Litigation. There will
           -------------------------------------------------------
not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Kendara Ancillary Agreement; or (b) Excite@Home's right (or the right of any Excite@Home subsidiary) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Kendara) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Kendara or Excite@Home.

     9.5   Government Consents. There will have been obtained at or prior to the
           -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     9.6   Opinion of Kendara's Counsel.  Excite@Home will have received from
           ----------------------------
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, counsel to Kendara, an opinion opining to the matters set forth in Exhibit H.
                                                        ---------

     9.7   Excite@Home Tax Opinion. Kendara shall have received an opinion of
           -----------------------
Fenwick & West LLP, counsel to Excite@Home to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that each of Excite@Home, Sub and Kendara will be a party to the reorganization within the meaning of Section 368(b) of the Code and such opinion shall not have been withdrawn or modified in any material respect. In the event that Excite@Home's counsel shall not render such opinion, then Kendara's counsel may render such opinion in satisfaction of the condition set forth in this
Section 9.7.

     9.8   Consents.  Excite@Home will have received duly executed copies of all
           --------
third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Item 3.12 to the Kendara Disclosure Letter) contemplated by this Agreement, the Kendara Disclosure Letter or deemed reasonably necessary to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Kendara after the Merger and the preservation of Kendara's IP Rights and other assets and properties after the Merger and for Excite@Home to consummate the Merger and the other transactions contemplated by this Agreement, the Excite@Home Ancillary Agreements and the Kendara Ancillary Agreements, in each case, in form and substance satisfactory to Excite@Home.

     9.9   Requisite Approvals.  This Agreement, the Merger and the Kendara
           -------------------
Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Kendara's Certificate of Incorporation and Bylaws, by (a) all of the members of Kendara's Board of Directors, (b) the valid and affirmative vote of at least 90% of the outstanding shares of Kendara Common Stock and Kendara Preferred Stock.

     9.10  Investment Representation Letters; Exemptions Available. Excite@Home:
           -------------------------------------------------------
(a) will have received an executed counterpart of the Investment Representation Letter executed by each Kendara Stockholder who approved and adopted this Agreement, the Merger and the

Kendara Ancillary Agreements; and (b) must be reasonably satisfied that there are not more than thirty-five Kendara Stockholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities.

     9.11  Continued Employment of Certain Personnel. Each of the persons listed
           -----------------------------------------
on Schedule 9.11 to this Agreement will have executed and delivered to Excite@Home employment agreements substantially in the form attached hereto as
Exhibit I (the "Employment Agreements"), and each such person will be employed
---------
by Kendara.

     9.12  Resignation of Directors and Officers.  The directors and officers of
           -------------------------------------
Kendara in office immediately prior to the Effective Time of the Merger (other than any such director who is designated in Section 2.6(h)) to be a director of Kendara immediately after the Effective Time) will have resigned as directors of the Surviving Corporation in writing effective as of the Effective Time.

     9.13  Certificates of Designation Effective.  The Certificates of
           -------------------------------------
Designation shall have been duly adopted by Excite@Home by all necessary corporate action, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

     9.14  Hart-Scott-Rodino Compliance.  All applicable waiting periods under
           ----------------------------
the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

     9.15  Amendments of Kendara Options.  Each outstanding Kendara Option
           -----------------------------
listed on Schedule 5.11 hereto shall have been duly amended to eliminate any acceleration of vesting thereunder.

     9.16  Execution of Amended Restricted Stock Purchase Agreements. Kendara
           ---------------------------------------------------------
and each Kendara Founder shall have executed an Amended Restricted Stock Purchase Agreement.

     9.17  Payment of Transaction Expenses. Kendara shall have paid all
           -------------------------------
Transaction Expenses payable by it.

     9.18  Conversion of Preferred Stock.  All Kendara Preferred Stock shall
           -----------------------------
have been converted into Kendara Common Stock.

     9.19  Kendara Closing Balance Sheet.  Kendara will have provided to
           -----------------------------
Excite@Home evidence satisfactory to Excite@Home that, as of the Closing Date,
(a) Kendara's Current Assets exceed its Total Liabilities, and (b) Kendara holds cash and cash equivalent equal to or greater than (i) $3,600,000 if the Closing occurs on or prior to February 11, 2000; and (ii) $2,600,000 if the closing occurs after February 11, 2000 but on or before the Termination Date.

     9.22  Right of First Refusal and Registration Rights.  Kendara shall have
           ----------------------------------------------
amended Kendara's Bylaws to repeal Article IX of such Bylaws relating to Kendara's and the Kendara Stockholders' right of first refusal, and Kendara and the holders of Kendara Preferred Stock shall have amended the Investors' Rights Agreement dated as of May 26, 1999 between Kendara and such holders to terminate the registration rights of such holder.

                                  ARTICLE 10
                           Termination of Agreement

     10.1  Termination by Mutual Consent.  This Agreement may be terminated at
           -----------------------------
any time prior to the Effective Time by the mutual written consent of Excite@Home and Kendara.

     10.2  Unilateral Termination.
           ----------------------

           10.2.1 Either Excite@Home or Kendara, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

           10.2.2 Either Excite@Home or Kendara, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

           10.2.3 Either Excite@Home or Kendara may terminate this Agreement at any time prior to the Effective Time if the other has committed (or, in the case of a termination by Kendara, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

           10.2.4   No Liability for Termination.  Termination of this Agreement
                    ----------------------------
by a party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 13 shall survive any termination of this Agreement.

                                  ARTICLE 11
                 Survival of Representations, Indemnification
                      and Remedies, Continuing Covenants

     11.1  Survival of Representations.  All representations, warranties and
           ---------------------------
covenants of the parties to this Agreement contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date (the "Release Date") which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the first anniversary of the Effective Time; provided, however, that notwithstanding the foregoing, Excite@Home may seek recovery of Founder Special Damages (as defined in Section 11.2(c)), Non-Founder Special Damages (as defined in Section 11.2(d)) or Stockholder Damages (as defined in Section 11.2(b)) at any time prior to the expiration of the applicable statute of limitations at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages or Stockholder Damages.

     11.2  Agreement to Indemnify.
           ----------------------

           (a) (i) The Kendara Stockholders will severally, but not jointly, on a pro rata basis based upon their respective ownership interests in Kendara Common Stock set forth besides their names on Schedule 3.4.1(a) to this Agreement, indemnify and hold harmless, Excite@Home and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Excite@Home or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Excite@Home Indemnified Person" and collectively as "Excite@Home Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Kendara in this Agreement or in the Kendara Disclosure Letter or in any certificate delivered by or on behalf of Kendara or an officer of Kendara pursuant hereto; or (b) any Excess Transaction Expenses (as defined in Section 13.7). Except with respect to claims arising from Founder Special Damages, Non-Founder Special Damages or Stockholder Damages, which may be raised after the Release Date, any claim of indemnity made by an Excite@Home Indemnified Person under this Section 11.2(a) must be raised in a writing delivered to the Representative (as defined below) by no later than the Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Escrow Shares, other than Escrow Shares having a value (calculated pursuant to Section 11.3(a)) equal to the amount of Damages asserted in any claim (as defined in Section 11.5) which has not been resolved pursuant to the terms hereof prior to the Release Date, shall be released to the Kendara Stockholders on the Release Date or, in the case of any such withheld shares, upon the resolution of such Claim(s).

          (b) Each Kendara Stockholder severally (and not jointly) indemnifies and holds harmless Excite@Home Indemnified Persons from and against all Damages incurred or suffered by any such persons or arising from, by reason of or in connection with (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants or agreements given or made by such Kendara Stockholder in the Investment Representation Letter executed by such Kendara Stockholder pursuant to this Agreement, (ii) the failure of any Kendara Stockholder to have full right, capacity and authority to vote such Kendara Common Stock in favor of the Merger and the other transactions contemplated by this Agreement, (iii) any fraudulent misrepresentation made by such Kendara Stockholder in the Investment Representation Letter, or (iv), if such Kendara Stockholder is a Kendara Founder, any fraudulent conduct or fraudulent misrepresentation in this Agreement or in any Kendara Ancillary Agreement on the part of such Kendara Founder (collectively "Stockholder Damages").

          (c) The Kendara Founders will severally and jointly indemnify and hold harmless Excite@Home Indemnified Persons from and against Damages incurred or suffered by any such persons or arising from, by reason of or in connection with (i) any fraudulent conduct or fraudulent misrepresentation in this Agreement or in any Kendara Ancillary Agreement on the part of Kendara, or (ii) any inaccuracy, misrepresentation, breach of or default in, of the representations and warranties of Kendara set forth in Section 3.4 (Capitalization) or Section 3.7 (Taxes) of this Agreement (collectively "Founder Special Damages").

          (d) The Kendara Stockholders (other than the Kendara Founders) will severally, but not jointly, indemnify and hold harmless Excite@Home Indemnified Persons from and against all Damages incurred or suffered by any such persons or arising from, by reasons of or in connection with any fraudulent conduct or fraudulent misrepresentation made by Kendara in this Agreement or in any Kendara Ancillary Agreement ("Non-Founder Special Damages").

     11.3  Limitation.
           ----------

          (a)  Cap On Indemnity Obligation.  Except with respect to claims for
               ---------------------------
indemnification for Founder Special Damages, Non-Founder Special Damages and Stockholder Damages, the Escrow Shares shall constitute the sole and exclusive remedy of Excite@Home and the Surviving Corporation with respect to Damages. In seeking indemnification for Damages under Section 11.2, the Excite@Home Indemnified Persons shall first exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the terms of
Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities), and then, solely with respect to Founder Special Damages, Non-Founder Special Damages and Stockholder Damages, may seek recovery of such Damages against any other assets of the Kendara Stockholder or the Kendara Founders (as the case may be). The value of each share of Excite@Home Preferred Stock shall, for such purposes of satisfying claims for Damages, be deemed to equal 1,000 times the Excite@Home Average Price Per Share, regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. Each Kendara Stockholder agrees that claims for indemnification against such person under this Article 11 may be satisfied by the forfeiture of such person's shares of Excite@Home Preferred Stock (including fractions of a share thereof) as provided for in this Article 11 and that no Excite@Home Indemnified Person shall have any obligation to exercise its remedies against any other assets of such Kendara Stockholder prior to exercising them against such shares of Excite@Home Preferred Stock. In the event of a Capital Change after the Effective Time, the Excite@Home Average Price Per Share will, for purposes of this Section 11.3, be proportionally and equitably adjusted. Notwithstanding the foregoing, in no event shall any claim for Founder Special Damages, Non-Founder Special Damages and Stockholder Damages against any Kendara Stockholder exceed the value of the Excite@Home securities received by such Kendara Stockholder in the Merger.

          (b)  Basket.  The indemnification provided for in Section 11.2(a)
               ------
shall not apply unless and until the aggregate Damages for which one or more Excite@Home Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $100,000 (the "Basket"), in which event Kendara Stockholders shall, subject to the other limitations herein, be liable to indemnify the Excite@Home Indemnified Persons for all Damages; provided, however, that the Basket and the foregoing provisions of this sentence shall not apply to any indemnification claim for fraudulent conduct or fraudulent misrepresentation on the part of Kendara or a Kendara Stockholder.

     11.4 Appointment of Representative.  By voting in favor of the Merger,
          -----------------------------
each of the Kendara Stockholders approves the designation of and designates Timothy M. Haley as the Representative of the Kendara Stockholders and as the attorney-in-fact and agent for and on behalf of each Kendara Stockholder with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) authorize the release or delivery to Excite@Home of shares of Excite@Home Preferred Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities) in satisfaction of indemnity claims by Excite@Home or any other Excite@Home Indemnified Person (as defined herein) pursuant to
Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Kendara Stockholder with respect to the disposition, settlement or other handling of all claims under Article 11 hereof and all rights or obligations arising under Article 11. The Kendara Stockholders will be bound by all actions taken and documents executed by the Representative in connection with Article 11, and Excite@Home will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Kendara Stockholder in the absence of gross negligence or willful misconduct on the part of the

Representative. The Kendara Stockholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article 11 (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Kendara Stockholders to the Representative pro rata in proportion to their respective percentage equity interests as reflected in
Schedule 3.4.1(a) to this Agreement, which Kendara Stockholders shall be entitled to reimbursement by Excite@Home if Excite@Home is determined to be a Non-Prevailing Party pursuant to Section 11.8(c)(i) below.

     11.5  Notice of Claim. As used herein, the term "Claim" means a claim for
           ---------------
indemnification of Excite@Home or any other Excite@Home Indemnified Person for Damages under Article 11. Excite@Home (and only Excite@Home) may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other Excite@Home Indemnified Person, and Excite@Home will give written notice of a Claim executed by an officer of Excite@Home (a "Notice of Claim") to the Representative promptly after Excite@Home becomes aware of the existence of any potential claim by an Excite@Home Indemnified Person for indemnity from the Kendara Stockholders or a Kendara Stockholder under Article 11, but in any event before the Release Date arising from or relating to:

           (a) (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Kendara in this Agreement or in the Kendara Disclosure Letter or in any certificate delivered by Kendara or an officer of Kendara pursuant hereto, (ii) the incurring of any Excess Transaction Expenses, or (iii) any Stockholder Damages; or

           (b) the assertion, whether orally or in writing, against Excite@Home or against any other Excite@Home Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Kendara in this Agreement or in the Kendara Disclosure Letter or in any certificate delivered by or on behalf of Kendara or an officer of Kendara pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date),
(ii) any Excess Transaction Expenses, or (iii) any Stockholder Damages.

     Until the Release Date, no delay on the part of Excite@Home in giving the Representative a Notice of Claim will relieve the Representative or any Kendara Stockholder from any of its obligations under Article 11 unless (and then only to the extent) that the Representative or the Kendara Stockholders are materially prejudiced thereby.

     11.6 Defense of Third-Party Claims.
          -----------------------------

          (a) Excite@Home shall defend any Third-Party Claim, and the costs and expenses incurred by Excite@Home in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Excite@Home may seek indemnity pursuant to a Claim made by any Excite@Home Indemnified Person hereunder.

          (b) The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Excite@Home Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Excite@Home Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any Excite@Home Indemnified Person for indemnity under Section 11.2 hereof for the amount of such settlement; and the Kendara Stockholders will remain responsible to indemnify the Excite@Home Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11 hereof.

     11.7 Contents of Notice of Claim.  Each Notice of Claim by Excite@Home
          ---------------------------
given pursuant to Section 11.5 will contain the following information:

          (a) that Excite@Home has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Excite@Home Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Excite@Home Indemnified Person under Article 11); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to Excite@Home), of the facts, circumstances or events giving rise to the alleged Damages based on Excite@Home's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Excite@Home) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     11.8 Resolution of Notice of Claim.  Any Notice of Claim received by the
          -----------------------------
Representative pursuant to Section 11.5 and Section 11.7 above will be resolved as follows:

          (a)  Uncontested Claims. In the event that, within forty-five calendar
               ------------------
days after a Notice of Claim is received by the Representative pursuant to
Section 11.5 and Section 11.7, the Representative does not contest such Notice of Claim in writing to Excite@Home as provided in Section 11.8(b) (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Kendara Stockholders or a Kendara Stockholder (in the case of a claim for Stockholder Damages), to the recovery by the Excite@Home Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article 11, including the forfeiture of shares of Excite@Home Preferred Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities), in accordance with Section 11.3(a) and, without further notice, to have stipulated to the entry of a final judgment for damages against the Kendara Stockholders or a Kendara Stockholder (in the case of a claim for Stockholder Damages) for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)  Contested Claims. In the event that the Representative gives
               ----------------
Excite@Home written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the forty-five day period specified in Section 11.8(a), then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by Excite@Home and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Excite@Home and the Representative in accordance with the terms and provisions of Section 11.8(c).

          (c)  Arbitration of Contested Claims. Each of Excite@Home, Kendara and
               -------------------------------
the Kendara Stockholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in San Mateo County, California. Either Excite@Home or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 11.8(c) of this Agreement. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph
(vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                         (i)  Payment of Costs.  Excite@Home on the one hand,
                              ----------------
and Kendara Stockholders or a Kendara Stockholder (in the case of a claim for Stockholder Damages) (through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

                         (ii)  Burden of Proof.  Except as may be otherwise
                               ---------------
expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

                         (iii) Award.  Upon the conclusion of any arbitration
                               -----
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and Excite@Home, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Kendara Stockholders or a Kendara Stockholder (in the case of a claim for Stockholder Damages), the Representative and Excite@Home, and will include an affirmative statement to such effect.

                         (iv)  Timing.  The Representative, Excite@Home and the
                               ------
arbitrator will conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

                         (v)   Terms of Arbitration. The arbitrator chosen in
                               --------------------
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                         (vi) Exclusive Remedy.  Following the Effective Time,
                              ----------------
except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 11.

     11.9  Distribution Upon Termination of Escrow Period  Within ten business
           ----------------------------------------------
days following the Release Date, Excite@Home shall deliver to the Kendara Stockholders all of the Escrow Shares in excess of any amount of Escrow Shares necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representative before the Release Date. As soon as all such claims have been resolved, Excite@Home shall deliver to the Kendara Stockholders all remaining Escrow Shares not required to satisfy such claims.

                                  ARTICLE 12
                              Registration Rights

     12.1 Certain Definitions.  For purposes of this Article 12:
          -------------------

          (a)  Registration.  The terms "register," "registered" and
               ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          (b)  Registrable Securities.  The term "Registrable Securities" means
               ----------------------
(i) the shares of Excite@Home Common Stock that are issued to the Kendara Stockholders in the Merger pursuant to Section 2.1.2 hereof (which shares are not Escrow Shares), (ii) the shares of Excite@Home Common Stock issuable upon conversion during the one year period commencing at the Effective Time of Excite@Home Series C Preferred Stock (other than Escrow Excite@Home Series C Preferred Stock), (iii) the shares of Excite@Home Common Stock that are issued to holders of the Kendara Warrants upon exercise of such Kendara Warrants, and
(iv) any shares of Excite@Home Common Stock that may be issued as a dividend or other distribution (including shares of Excite@Home Common Stock issued in a subdivision and split of Excite@Home's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Excite@Home Common Stock described in clauses (i), (ii) or (iii) of this Section 12.1(b) or in this clause (iv); excluding in all cases, however, from the definition of
             ---------
"Registrable Securities" any such shares that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Excite@Home Common Stock shall be Registrable Securities. Except as provided in clauses
(iii) and (iv) of the first sentence of this Section 12.1(b), without limitation, the term "Registrable Securities" does not include any shares of Excite@Home Common Stock that were not issued in connection with the Merger.

          (c)  Holder.  The term "Holder" means a Kendara Stockholder who is the
               ------
original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (d)  Form S-3.  The term "Form S-3" means a registration statement
               --------
filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Excite@Home with the SEC.

          (e)  Rule 415.  The term "Rule 415" means Rule 415 promulgated under
               --------
the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     12.2 Form S-3 Shelf Registration.
          ---------------------------

          (a)  Filing and Registration Period. Subject to the terms and
               ------------------------------
conditions of this Agreement, as promptly as practicable following the Effective Time of the Merger but no later than fifteen whole business days thereafter, and consistent with the requirements of applicable law, Excite@Home shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Excite@Home shall use commercially reasonable efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "Date of Effectiveness") and ending on the date that is the first anniversary of the Effective Time of the Merger. Excite@Home shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period. Excite@Home shall have no duty or obligation to keep the Shelf Registration effective after the expiration of the Shelf Registration Period.

          (b)  Subsequent Registration.  If the Shelf Registration is filed with
               -----------------------
the SEC and becomes effective under the Securities Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Excite@Home shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, Excite@Home shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

          (c)  Supplements and Amendments. Subject to the provisions of Section
               --------------------------
12.2(g), during the Registration Period Excite@Home shall supplement and amend the Shelf Registration or Subsequent Registration, as applicable, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Excite@Home for such Shelf Registration.

          (d)  Timing and Manner of Sales. Any sale of Registrable Securities
               --------------------------
pursuant to a Shelf Registration or a Subsequent Registration under this Section
12.2 may be made only during a "Permitted Window" (as defined in Section 12.2(g) below). In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). Subject to any other agreements between the Holder and Excite@Home or Surviving Corporation, notwithstanding the terms and conditions of this Section 12, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Excite@Home with a written opinion of counsel, satisfactory to counsel to Excite@Home acting in a reasonable manner, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

          (e)  No Underwritings.  No sale of Registrable Securities under any
               ----------------
Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 12.2 may be effected pursuant to any underwritten offering without Excite@Home's prior written consent, which may be withheld in its sole and absolute discretion.

          (f)  Notice of Resale.  Before any Holder may make any sale, transfer
               ----------------
or other disposition of any Registrable Securities under the Shelf Registration (or a Subsequent Registration) during the Registration Period, a Holder who own at least five percent of the Registrable Securities then outstanding must first give written notice to Excite@Home (a "Notice of Resale") of such Holder's present intention to so sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities, and the number of Registrable Securities such Holder propose(s) to so sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under Section 12.2(g).

          (g)  Permitted Window; Sale Procedures.
               ---------------------------------

               (i) A "Permitted Window" is a period of thirty consecutive trading days commencing upon Excite@Home's written notification to the Kendara Stockholders in response to a Notice of Resale that the prospectus contained in the Form S-3 registration statement filed pursuant to Section 12.2 of this Agreement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable).

               (ii) Before a Holder can make a sale of any Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration), and in order to cause a Permitted Window to commence, such Holder must first give Excite@Home a Notice of Resale indicating such Holder's intention to sell Registrable Securities pursuant to the Shelf Registration (or Subsequent Registration, as applicable) and such Holder's intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable)).

               (iii) Upon receipt of such Notice of Resale (unless a certificate of Excite@Home is delivered as provided in Section 12.3(b) below), Excite@Home will give written notice to all Holders as soon as practicable, but in no event more than three business days after Excite@Home's receipt of such Notice of Resale that either: (A) the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for Excite@Home to supplement the prospectus or make an appropriate filing under the Exchange Act so as to cause the prospectus to become current) and that (as applicable) the Permitted Window will commence on the date of such notice by Excite@Home; or (B) Excite@Home is required under the Securities Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current. In the event that Excite@Home determines that an amendment to the registration statement is necessary as provided above, it will use all commercially reasonable efforts to file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the Permitted Window will then commence.

                    (iv) Excite@Home shall not be obligated to keep the registration statement for the Shelf Registration (or any Subsequent Registration) current during any period other than a Permitted Window. The Holders may elect to withdraw a request for registration pursuant to a Notice of Resale; provided however, that if Excite@Home has commenced preparation of any supplement or amendment to the registration statement or any part thereof in response to such Notice of Resale prior to receiving written notice from the Holders' of the withdrawal of their request for registration, then the Holders who originally gave Excite@Home such Notice of Resale will promptly reimburse Excite@Home for its actual costs and expenses incurred in preparing and/or filing such supplement and/or amendment.

               (h)  Trading Window Compliance. The Holders acknowledge that the
                    -------------------------
Excite@Home Insider Trading Compliance Program and Insider Trading Policy, as such may be amended from time to time, a current copy of which has been provided to Kendara prior to the Closing (the "Excite@Home Trading Policy") requires that those directors, officers and employees of Excite@Home and its subsidiaries and those other persons whom Excite@Home determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Excite@Home Trading Policy (and members of their immediate families and households) are permitted to effect trades in Excite@Home securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Excite@Home's securities under the "trading window" provisions of the Excite@Home Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Excite@Home's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Excite@Home Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Excite@Home Access Personnel are permitted to effect trades in Excite@Home stock under the Excite@Home Trading Policy and only after pre-clearing such trades with Excite@Home's Insider Trading Compliance Officer as provided in the Excite@Home Trading Policy.

     12.3 Limitations.  Notwithstanding the provisions of Section 12.2 above,
          -----------
Excite@Home shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 12.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 12.2 of this Agreement, as applicable:

          (a) if Form S-3 is not then available for such offering by the Holders;

          (b) if Excite@Home shall furnish to the Holders (and all other holders of Excite@Home's registrable securities) a certificate signed by an officer of Excite@Home stating that, in the good faith judgment of such officer, it would be detrimental to Excite@Home and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving Excite@Home which Excite@Home would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Excite@Home and its stockholders, in which event Excite@Home will have the right to defer a Permitted Window for a period of not more than forty days after receipt of a Notice of Resale from the Holder or Holders pursuant to this
Section 12.3(b), provided that in the event that a Permitted Window is deferred by Excite@Home pursuant to this Section 12.3(b) then Excite@Home shall extend the Registration Period hereunder by the number of days that such Permitted Window was so deferred;

          (c) if Excite@Home is acquired and Excite@Home Common Stock ceases to be publicly traded;

          (d) in any particular jurisdiction in which Excite@Home would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Excite@Home is already subject to service of process in such jurisdiction; or

          (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

     12.4 Shares Otherwise Eligible for Resale.  Notwithstanding anything herein
          ------------------------------------
to the contrary, Excite@Home shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

          (a) if Excite@Home or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

          (b) if legal counsel to Excite@Home shall deliver a written opinion to Excite@Home, its transfer agent and the Holders, in form and substance reasonably acceptable to Excite@Home to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise; or

          (c)  after expiration or termination of the Registration Period.

     12.5 Expenses.  Excite@Home shall pay all expenses incurred in connection
          --------
with any registration effected by Excite@Home pursuant to this Agreement (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

     12.6 Obligations of Excite@Home.  Subject to Sections 12.2, 12.3 and 12.4
          --------------------------
above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Excite@Home will, as expeditiously as reasonably possible:

          (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request the SEC or any state securities authority for post-effective amendments and supplements to a registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Excite@Home of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Excite@Home that a post-effective amendment to a registration statement would be appropriate;

          (c) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided that Excite@Home will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Excite@Home is already so qualified or subject to service of process, respectively, in such jurisdiction; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of Excite@Home; provided that Excite@Home will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c),
(B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

          (d) promptly notify each Holder of Registrable Securities covered by such registration statement, at any time during a Permitted Window when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

          (e) make available for inspection by any Holder of Registrable Securities and any attorney, accountant or other professional retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Excite@Home (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Excite@Home's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided, that prior to any such disclosure, such Inspector executes a non-disclosure agreement in form and substance acceptable to Excite@Home. Records which Excite@Home determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Excite@Home or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to Excite@Home and allow Excite@Home, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (f) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Excite@Home are then listed; and

          (g) upon the request of any Holder, promptly provide the name, address and other contract information regarding Excite@Home's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

     12.7  Furnish Information.  It shall be a condition precedent to the
           -------------------
obligations of Excite@Home to take any action pursuant to this Article 12 that the selling Holders will furnish to Excite@Home such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     12.8  Delay of Registration.  No Holder will have any right to obtain or
           ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     12.9  Indemnification.
           ---------------

           (a)  By Excite@Home.  To the extent permitted by law, Excite@Home
                --------------
will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Excite@Home pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by Excite@Home of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection 12.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Excite@Home (which consent shall not be unreasonably withheld), nor shall Excite@Home be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          (b)  By Selling Holders.  To the extent permitted by law, (i) each
               ------------------
selling Holder will indemnify and hold harmless Excite@Home, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Excite@Home within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Excite@Home or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; (ii) and each such Holder will indemnify and reimburse Excite@Home or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Excite@Home or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this Section 12.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

          (c)  Notice.  Promptly after receipt by an indemnified party under
               ------
this Section 12.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 12.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Excite@Home, Excite@Home shall have the right and obligation to control the defense of such action, and if Excite@Home fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that:
(i) Excite@Home shall also have the right, at its option, to assume and control the defense of any action with respect to which Excite@Home or any person entitled to be indemnified by the selling Holders under Section 12.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Excite@Home and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 12.9.

           (d)  Defect Eliminated in Final Prospectus. The foregoing indemnity
                -------------------------------------
agreements of Excite@Home and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 12.9, at or prior to the time such action is required by the Securities Act.

           (e)  Survival.  The obligations of Excite@Home and Holders under this
                --------
Section 12.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     12.10 Duration and Termination of Excite@Home's Obligations. Excite@Home
           -----------------------------------------------------
will have no obligations pursuant to Section 12.2 of this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Excite@Home, all such Registrable Securities proposed to be sold by such Holder may be sold in a three
(3) month period without registration under the Securities pursuant to Rule 144 promulgated under the Securities or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     12.11  Acknowledgment of Other Agreements. The Holders acknowledge that
            ----------------------------------
they have been informed by Excite@Home that other stockholders of Excite@Home currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Excite@Home during one or more Permitted Windows or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement). The Holders further acknowledge (a) that Excite@Home has agreed not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Excite@Home during the fourteen days prior to, and during the sixty day period beginning on, the effective date of any "Demand Registration" (as such term is defined in that certain Third Amended and Restated Registration Rights Agreement dated as of April 11, 1997, among Excite@Home and certain holders of Excite@Home capital stock and attached as Exhibit 4.01 to Excite@Home's Form S-1 filed with the SEC on May 16, 1997, except as part of such registration, and (b) hereby agree not to effect any public sale or distribution of any Excite@Home capital stock during the periods described in clause (a) above, in each case including a sale pursuant to Rule 144 promulgated under the Securities; provided, that as to each Holder, Excite@Home shall extend the Registration Period for that number of days which such Holder of Registrable Securities could have otherwise sold such securities during a Permitted Window but for the foregoing agreement of the Holders.

     12.12  Assignment.  Notwithstanding anything herein to the contrary, the
            ----------
rights of a Holder under Article 12 may be assigned only with Excite@Home's express prior written consent, which may be withheld in Excite@Home's sole discretion; provided, however, that the rights of a Holder under Article 12 may be assigned without Excite@Home's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this
Article 12. Any attempt to assign any rights of a Holder under Article 12 without Excite@Home's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in
Article 12 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 12.12: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; (d) partners of a Holder that is a partnership; or (e) members of a Holder that is a limited liability company.

                                  ARTICLE 13
                                 Miscellaneous

     13.1  Governing Law.  The internal laws of the State of California,
           -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Delaware.

     13.2  Assignment; Binding Upon Successors and Assigns.  Except as set forth
           -----------------------------------------------
in Section 12.12, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     13.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     13.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. Excite@Home and Kendara agree that the indemnification and arbitration provisions set forth in Article 11 shall be each such person's sole and exclusive remedy with respect to any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties, covenants or agreements of any such party in this Agreement, other than claims for Founder Special Damages, Non-Founder Special Damages and Stockholder Damages; provided, that the foregoing shall not limit the parties' respective rights to seek specific performance or other injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     13.6  Amendment and Waivers.  Any term or provision of this Agreement may
           ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Kendara Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Kendara Stockholders without obtaining such further approval. At any time prior to the Effective Time, each of Kendara and Excite@Home, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.7  Expenses.  Each party will bear its respective legal, auditors',
           --------
investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"), except that Kendara shall pay any Transaction Expenses of the Kendara Stockholders. Notwithstanding the foregoing, if the Merger is successfully consummated, then any Transaction Expenses of Kendara not paid on or prior to the Closing may be paid by Excite@Home and Excite@Home will thereafter be entitled to indemnification from the Escrow Shares in accordance with Section

11.2 for an amount equal to the amount of such Transaction Expenses (such amount, "Excess Transaction Expenses"), and such indemnification shall not be subject to the Basket.

     13.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

           If to Excite@Home:

               At Home Corporation
               450 Broadway
               Redwood City, CA 94063
               Attention: General Counsel
               Fax Number: (650) 556-5549

          with copies to:

               Fenwick & West LLP
               275 Battery Street, Suite 1500
               San Francisco, CA 94111
               Attention: Douglas N. Cogen
               Fax Number: (415) 281-1350

          If to Kendara:

               Kendara, Inc.
               2450 El Camino Real, Suite 200
               Palo Alto, CA 94301
               Attention: President
               Fax Number: (650) 496-1990

          with a copy to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP 155 Constitution Drive
               Menlo Park, CA 94025
               Attention: Scott Dettmer
               Fax Number: (650) 321-2800

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.9.

     13.10 Construction of Agreement.  This Agreement has been negotiated by the
           -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Each reference herein to a law, statute, regulation, document or agreement shall be deemed in each case to include all amendments thereto.

     13.11 No Joint Venture.  Nothing contained in this Agreement will be deemed
           ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13  Third Party Beneficiary Rights.  No provisions of this Agreement are
            ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; except that the provisions of Article 12 are intended to create third party beneficiary rights for the Kendara Stockholders.

     13.14  Public Announcement.  Upon execution of this Agreement, Excite@Home
            -------------------
and Kendara will issue a press release approved by both parties announcing the Merger. Thereafter, Excite@Home may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Kendara will use its reasonable efforts to prevent any trading in Excite@Home Common Stock by its officers, directors, employees, stockholders and agents. Neither Excite@Home nor Kendara will make any disclosures regarding this Agreement or the Merger that would jeopardize Excite@Home's ability to timely and lawfully issue the shares of Excite@Home Common Stock and Excite@Home Preferred Stock in the Merger pursuant to the exemptions described in Section 2.7.

     13.15  Disclosure Letter.  The Kendara Disclosure Letter shall be arranged
            -----------------
in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

     13.16  Confidentiality.  Kendara and Excite@Home each confirm that they
            ---------------
have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that Excite@Home will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.17  Entire Agreement. This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

At Home Corporation                   Kendara, Inc.


By:  /s/ David Pine                   By:   /s/ Bret Comolli
    ------------------------------       --------------------------

Name:    David Pine                   Name:     Bret Comolli
      ----------------------------         ------------------------

Title:   SVP, General Counsel         Title:    CEO
       ---------------------------          -----------------------


Grisham Acquisition Corporation


By:  /s/ David Pine
    ------------------------------

Name:    David Pine
      ----------------------------

Title:   President
       ---------------------------




Representative


     /s/ Timothy M. Haley
----------------------------------
Timothy M. Haley



           [Signature Page to Agreement and Plan of Reorganization]

                        List of Exhibits and Schedules


Exhibits:
--------


Exhibit A      List of Kendara Founders

Exhibit B      Form of Investment Representation Letter

Exhibit C      Form of Certificate of Designation of Series B Preferred Stock

Exhibit D      Form of Certificate of Designation of Series C Preferred Stock

Exhibit E      Form of Certificate of Merger

Exhibit F      Form of Amended Restricted Stock Purchase Agreement

Exhibit G      Matters to be Covered in the Opinion of Fenwick & West LLP

Exhibit H      Matters to be Covered in the Opinion of Gunderson Dettmer Stough
               Villeneuve Franklin & Hachigian LLP

Exhibit I      Form of Employment Agreement


Schedules:
---------


Schedule 2.1.5      List of Holders of Advisor Unvested Kendara Shares

Schedule 3.4.1(a)   List of Holders of Kendara Common Stock

Schedule 3.4.1(b)   List of Holders of Kendara Options

Schedule 5.11       List of Holders of Amended Kendara Options

Schedule 9.11       List of Kendara Employees Signing Employment Agreements